UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NetSol Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual Meeting of Shareholders

NetSol Technologies, Inc.

16000 Ventura Blvd. Suite 770

Encino, CA 91436

June 24, 2025

NetSol Technologies, Inc.

https://netsoltech.com

May 1, 2025

Dear Shareholders and Colleagues,

I am both humbled and proud to have had the opportunity to lead NetSol for over 25 years along with its team of over 1,478 impressive and inspiring team members. I know that this great global workforce will help us overcome the challenges we face. I am immensely proud of the innovation and resilience that they continue to show and their steadfast commitment to the Company.

This past year, I have met with all the heads of all the subsidiaries and our employees in most of our twelve strategically located support and delivery centers and have been inspired by the significant strengths we have to build upon and the opportunity to improve and transform.

Unification of NetSol’s products and services under the Transcend Platform

Our unified Transcend Platform is an AI-powered digital retail and asset finance solution for automotive and equipment OEMs, auto captives, commercial lenders, dealers, brokers and financial institutions. The new NetSol Transcend Platform offers a robust set of products and solutions under one umbrella, showcasing the Company’s commitment to harnessing the transformative potential of AI.

Transition to becoming an AI-first organization

One of the most significant milestones we’ve achieved in the past year is our transformation into an AI-first organization. In 2025, we are accelerating our investment in AI to not only enhance the products and services we offer, but also to drive deeper, more actionable insights for our clients. Our goal is to lead the industry in developing AI-driven solutions that not only streamline operations, but also create predictive capabilities that empower our customers to make better, faster decisions. The potential for AI to revolutionize the finance and leasing sector is immense. By leveraging AI to enhance credit risk assessments, optimize asset management and deliver personalized customer experiences, we are positioned to drive efficiency and innovation at scale. This strategic shift aligns with our mission to provide future-ready solutions that evolve alongside the needs of our customers, enabling them to optimize operations and drive growth.

Focus on growth

NetSol’s transition to becoming an AI-first organization included the launch of Transcend AI Labs under its Transcend Platform. This new AI innovation hub empowers automotive and equipment OEMs, dealerships and financiers with AI-driven innovation, automation and consulting services for a competitive edge. Transcend AI Labs is focused on product enhancements and AI consulting services. The Company has expanded its team providing advanced AI consulting services designed to help organizations innovate, automate and solve complex challenges using advanced technology. From AI model development to custom implementations, it delivers AI-driven transformation to every aspect of a business, enabling NetSol to cater to a range of diverse sectors.

NetSol continues to successfully build and win many clients that continue to generate consistent revenue for our products under the Transcend Platform, which includes Transcend Finance (Formerly known as NFS Ascent), Transcend Retail (Formerly known as Otoz) and Transcend Marketplace (Formerly known as Appex Now).

We comprehend that growth is not just about scaling, but also about strategic focus. In 2025, we are doubling down on our efforts to deepen our relationships with existing customers. Our focus will be on expanding and enhancing our product and service offerings and broadening our reach even further. We believe that our ability to adapt to local market needs while delivering consistent global solutions will be a key driver of growth and differentiation.

To continue our growth, we need to increase our authorized shares. This provides us with the opportunity to seize growth opportunities for future expansion, attract potential investors and facilitate various corporate actions such as Employee Stock Option Plans (ESOP), enabling the Company to provide compensation to attract high-quality talent.

NetSol has global footprints in Los Angeles, Austin, London, Horsham, Sydney, Bangkok, Beijing, Tianjin, Jakarta, Lahore, Karachi and Dubai, and is judicially focused on watching cost efficiency, top and bottom line in all its offices.

Culture

We believe our people are our greatest asset. NetSol has always been proud of our diverse, global workforce, which spans across multiple continents and cultures. Our diverse perspectives enable us to approach challenges with creativity and collaborate effectively across borders. We are committed to fostering an inclusive environment where every team member feels valued, empowered and inspired to contribute their best work.

Our culture of innovation, collaboration and continuous learning is deeply embedded in everything we do. We invest heavily in talent development, offering our employees opportunities for growth through training programs, mentorship and a robust internal mobility framework. This commitment to our people not only fuels our internal innovation, but also drives the success of our customer-focused solutions.

Additionally, we continue to focus on corporate social responsibility (CSR), ensuring that we contribute to the well-being of the communities in which we operate. Whether through financial assistance to numerous charities, sustainability initiatives or supporting local entrepreneurship, we remain committed to making a positive impact globally.

Delivering value: Long-term commitment to shareholders

As we advance through 2025, our strategic vision is clearer than ever. We are poised to take full advantage of the transformative technologies reshaping the finance and leasing sectors (particularly AI) and we are committed to delivering strong, sustainable growth while driving shareholder value.

We understand that our investors rely on us to manage risk, capitalize on opportunities and remain agile in a fast-moving industry. We are confident that our focus on AI innovation, growth in key markets and a people-first culture will position NetSol for continued success.

Conclusion

I invite you to join us for our annual meeting on June 24, 2025, at the Company’s headquarters located at 16000 Ventura Blvd., Suite 770, Encino, CA 91436, starting at 10:00 AM local time. During the meeting, we will address the voting items outlined in the Proxy Statement and welcome any questions or feedback you may have.

Whether you plan to attend in person or not, please remember that your vote is crucial and we encourage you to review the enclosed materials and submit your vote via the internet, telephone, mail or in person.

The confidence you have placed in us motivates every decision we make and every goal we pursue. Together, we will navigate the complexities of the global marketplace and emerge stronger than ever.

Warm Regards,

Najeeb Ghauri

Chairman of the Board

Chief Executive Officer

VOTING METHODS AVAILABLE TO YOU

Internet Visit the website identified in your proxy card. You will need the control number that appears on your proxy card when you access the web page.

Telephone

If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name: in the US call toll free: (800) 848-3374 and international callers please call our toll number (646) 604-4668, and follow the telephone voting instructions. You will need the control number that appears on your proxy.

Mail Sign, date and return your proxy card and return it in the enclosed postage pre-paid envelope.

During the Meeting-In Person

Attend the 2024 Annual Meeting in person at the Company’s headquarters and vote by Ballot. Please note, our address for the meeting is 16000 Ventura Blvd., Suite 770, Encino, CA 91436.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING, MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

Notice of Annual Meeting of Shareholders

NETSOL

2024 Annual Meeting of Shareholders to be held:

DATE: June 24, 2025

TIME: 10:00 a.m. local time

RECORD DATE: April 30, 2025

VOTING MATTERS

Who May Vote:
If you owned shares of NetSol Common Stock at the close of business on April 30, 2025, you are entitled to receive this Notice of the 2024 Annual Meeting and to vote at the meeting, either in person or by proxy.

How to vote:
Please review this Proxy Statement and vote in one of the four ways shown under "Voting Methods Available to You" on the following page.

Najeeb Ghauri
CEO and Chair of the Board
Encino, California
May 1, 2025

AGENDA

1 Election of Five Director Nominees in this Proxy Statement.

2 Advisory Vote to Approve Executive Compensation.

3 Ratification of Appointment of Fortune CPA to serve as independent Auditors for Fiscal Year 2025.

4 Amendment of the Articles of Incorporation to Increase Number of Authorized Shares and Number of Authorized Shares of Common Stock.

5 Approval of the 2025 Equity Incentive Plan.

Proxy Summary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 24, 2025. This Notice of the 2024 Annual Meeting of Shareholders and Proxy Statement, are available free of charge at www.proxyvote.com or at www.netsoltech.com/proxy. References in either document to our website are for the convenience of readers, and information available at or through our website is not part of, nor is it incorporated by reference in, the Proxy Statement.

The Board of Directors of NetSol Technologies, Inc. is soliciting proxies to be voted at our 2024 Annual Meeting of Shareholders on June 24, 2025, and at any postponed or reconvened meeting. We expect that the proxy materials or a notice of internet availability will be mailed and made available to shareholders beginning on or about May 1, 2025. At the meeting, votes will be taken on the matters listed in the Notice of the 2024 Annual Meeting of Shareholders.

	Board recommendation	Page number(s)

Proposal 1: Election of Directors	FOR each nominee	15

Proposal 2: Advisory Vote to Approve Executive Compensation	FOR	16

Proposal 3: Ratification of Appointment of Fortune CPA, Inc. to Serve as the Company’s Independent Auditors For Fiscal Year 2025	FOR	17

Proposal 4: Approval of an Amendment to the Company’s Articles of Incorporation to Increase the number of Authorized Shares of capital stock and the number of Authorized shares of Common stock of the Company	FOR	19

Proposal 5: Approve the adoption of the 2025 Equity Incentive Plan	FOR	21

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PROXY STATEMENT GENERAL INFORMATION

This Proxy Statement is furnished to holders of the common stock, par value $.01 per share, of NetSol Technologies, Inc., a Nevada corporation (the “Company” or “NetSol”), in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”). For overnight accommodations Courtyard Los Angeles Sherman Oaks, located at 15433 Ventura Blvd., Sherman Oaks, CA 91403, telephone number is (818) 981-5400 is a 15-minute walk or a 0.8 miles drive from the Company and meeting site. The time and place of the Annual Meeting are stated in the Notice of Proxy Materials and the Notice of Annual Meeting of Shareholders that accompanies this proxy statement.

The Annual Meeting has been called for the purpose of the following:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2025 or when their successors are elected.

2.	To approve, on an advisory basis, Named Executive Officer Compensation in this Proxy Statement (“Say-on- Pay”).

3.	To consider and vote upon the ratification of the appointment of Fortune CPA, Inc. as the Company’s independent auditors for the fiscal year 2025;

4.	To approve the amendment of our articles of incorporation to increase the number of authorized shares of capital stock from 15,000,000 to 18,500,000 and common stock of the Company from 14,500,000 to 18,000,000 shares of common stock

5.	To approve the 2025 Equity Incentive Plan

6.	To consider such other matters as may properly come before the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:	Why did I receive the proxy materials?

A:	We have made the proxy materials available to you over the internet and have mailed you notices of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on June 24, 2025, and at any adjournments or postponements of this meeting.

Q:	What is a proxy?

A:	The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

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Q:	Who Can Vote?

A:	You are entitled to notice of the Annual Meeting if you held any shares of common stock of NetSol as of the close of business on the record date, April 30, 2025. You are entitled to vote at the Annual Meeting all shares of common stock of NetSol that you held as of the close of business on that record date. Each share of common stock is entitled to one vote with respect t to each matter properly brought before the Annual Meeting.

As of April 30, 2025, there were 11,709,543 shares of common stock of NetSol issued and outstanding.

In accordance with Nevada law, lists of our shareholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any shareholder, for purposes germane to the meeting, at our offices located at 16000 Ventura Blvd., Suite 770, Encino, CA 91436. Any inspection of these lists prior to the Annual Meeting must be conducted between 9:30 A.M. and 4:30 P.M. (PST). Please contact our Corporate Secretary to arrange any inspection prior to the Annual Meeting.

Q:	Who Is the Record Holder?

A:	You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we will send these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

Q:	How Do I Vote?

Record Holders:

●	By Mail. If you choose to vote by mail, mark your proxy card, date, and sign it, and return it as soon as possible in the postage-paid envelope provided.

●	By Telephone. If you choose to vote by phone, please call toll free (800) 848-3374 and vote your shares; international callers please call our toll number (646) 604-4668 to vote.

●	By voting on the Internet. Please go on www.proxyvote.com.

Stock Held by Brokers, Banks, and Nominees:

●	If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.

Q:	Are proxy materials available on the Internet?

A:	Yes, please see notice below:

Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on June 24, 2025.

Our Proxy Statement and 2024 Annual Report are available on the following Web site:

http://ir.netsoltech.com/all-sec-filings

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Q:	What are NetSol shareholders being asked to vote on at the annual shareholder meeting?

A:

You will vote on:

Item 1: To consider and vote on the election of directors, each to hold office for a term of one year ending in 2025 or when their successors are elected.

Item 2: To approve, on an advisory basis, named executive officer compensation in this Proxy Statement (“Say-on- Pay”).

Item 3: To consider and vote upon the ratification of the appointment of Fortune CPA, Inc. as the Company’s independent auditors for the fiscal year 2025;

Item 4: To approve the amendment of our articles of incorporation to increase the number of authorized shares of capital stock from 15,000,000 to 18,500,000 and common stock of the Company from 14,500,000 to 18,000,000 shares of common stock

Item 5: To approve the 2025 Equity Incentive Plan

Item 6: To consider such other matters as may properly come before the Annual Meeting.

Q:	How Many Shares Must be Represented in Order to Transact Business at the Annual Meeting?

A:	A quorum is the number of shares that must be represented, in person or by proxy, in order to transact business at the Annual Meeting. We will have a quorum and be able to conduct business at the Annual Meeting if a majority of the outstanding shares of common stock entitled to vote are present at the virtual meeting, either in person or by proxy. Abstentions will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

Q:	How Many Votes Are Required to Approve a Proposal?

A:	If a quorum is present, the vote of a majority of votes present, in person or represented by proxy at the meeting and entitled to vote on the election of directors, is required to elect directors. The vote of a majority of the votes cast is required to ratify the selection of our independent registered public accounting firm, to approve the proposal to approve, on an advisory basis, the named executive officer compensation, to approve an amendment of the articles of incorporation to increase the authorized shares of capital and common stock and, to approve the adoption of the 2025 Equity Incentive Plan.

Q:	What is a Broker Non-Vote?

A:	Under the rules that govern nominees, who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, and an amendment to increase the number of shares of authorized common stock, the broker, bank, or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank, or other nominee does not receive voting instructions from you. Election of directors and the advisory vote to approve the Company’s named executive officer compensation are not considered “routine” matters and as a result, your broker, bank, or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

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Q:	What is the difference between holding shares as a “Shareholder of Record” and as a “Beneficial Owner”?

A:	If your shares are registered in your name on the books and records of Equiniti Trust Company, LLC, (EQ) our registrar and transfer agent, you are a “Stockholder of Record” (also sometimes referred to as a “Registered Shareholder”). If you are a Shareholder of Record, we sent the Notice directly to you.

If your shares are held by your broker or bank on your behalf, your shares are held in “Street Name” and you are considered a “Beneficial Owner.” If this is the case, the Notice has been sent to you by your broker, bank, or other holder of record.

Q:	Does Anyone Solicit this Proxy and Who Will Pay the Expenses of the Proxy Distribution?

A:	We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. We have hired D.F. King to assist us in the solicitation of votes for approximately $7,500 plus any out-of-pocket expenses. In accordance with the regulations of the United States Securities and Exchange Commission (the “SEC”), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Q:	What do I need to do now?

A:	First, carefully read this document in its entirety. Then, vote your shares by following the instructions from your broker, if your shares are held in “street name”, or by one of the following methods:

●	VOTE BY MAIL. If you requested the proxy materials to be sent to you by mail, please mark, sign, and date and return your proxy card in the enclosed return envelope as soon as possible; or,

●	VOTE BY TELEPHONE. Call the toll-free number (800) 848-3374 for international callers please call our toll number (646) 604-4668 to vote on the proxy card received by mail and follow the directions provided. You will need the control number included on your proxy card in order to record your voting instructions by telephone; or,

●	VOTE BY INTERNET. Before the Annual Meeting go to www.proxyvote.com. Please have your proxy card in hand when accessing the website as it contains a control number required to record your voting instructions via the internet. This information is also listed on your proxy card mailed to you; or,

●	BROKER VOTE. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting by phone or on the Internet has the same effect as submitting a properly executed proxy card.

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Q:	What are my choices when voting?

A:	When you cast your vote on:

Item 1: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting.

Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Item 3: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Item 4: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Item 5: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

If you sign, date, and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee in Proposal 1 and in favor of Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

Q:	Does the Board have a recommendation for voting?

A	The Board unanimously recommends you vote your shares as follows:

Proposal 1 - “FOR” each of the persons nominated for election to the Board.

Proposal 2 - “FOR To approve, on an advisory basis, named executive officer compensation in this Proxy Statement (“Say-on-Pay”); and,

Proposal 3- “FOR” ratifying the selection of Fortune CPA, Inc. as the Company’s independent auditor for fiscal year ending June 30, 2024.

Proposal 4- ‘FOR’ the amendment of our articles of incorporation to increase the number of authorized capital shares to 18,500,000 and to increase the number of authorized shares of common stock from 14,500,000 to 18,000,000 shares of common stock.

Proposal 5- ‘FOR’ the approval of the 2025 Equity Incentive Plan.

Q:	What if I abstain from voting?

A:	If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present but will not be counted as either an affirmative vote or a negative vote with respect to that matter. With respect to the items scheduled to be voted on at the meeting, abstentions will have no effect on the outcome of the vote on those proposals, assuming a quorum is present.

Q	Who is eligible to vote?

A:

Holders of record of NetSol common stock at the close of business on April 30, 2025, are eligible to vote at NetSol’s Annual Meeting of Shareholders. As of April 30, 2025, 2025, there were 11,709,543 shares of NetSol common stock issued and outstanding held by 121 holders of record, a number that does not include beneficial owners who hold shares in “street name”.

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Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy material instead of a full set of printed proxy material?
A:	Pursuant to rules adopted by the SEC, we are making this Proxy Statement available to our Shareholders electronically via the Internet. On or about May 5, 2025 we will mail the Notice to Shareholders of our common stock at the close of business on the Record Date, other than those shareholders who previously requested electronic copy of our proxy materials, including this Proxy Statement and our 10K for fiscal year end 2024. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe this process will provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

Q:	Can I vote my shares by filling out the Notice of Internet Availability of Proxy Materials?
A:	No. The Notice only identifies the items to be voted upon at the Annual Meeting. You cannot vote the Proposals by marking the Notice and returning it. The Notice provides instructions on how to cast the vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:	Can I change or revoke my vote after I have mailed my signed proxy card or voted by telephone or electronically?

A:	Yes. If you have not voted through your broker, you can do this by:

●	Calling the toll-free number on the proxy card at least 24 hours before the meeting and following the directions provided; or,

●	Going to the website listed on the proxy card at least 24 hours before the meeting and following the instructions provided; or,

●	Submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy.

If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	Why did I receive more than one proxy card?

A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote on every proxy card that you receive.

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Q:	How many shares are owned by NetSol’s directors and executive officers?

A:	On April 30, 2025, NetSol’s directors and executive officers beneficially owned 1,750,765 shares entitled to vote at the annual meeting, constituting approximately 12.10% of the total shares outstanding and entitled to vote at the meeting.

Q:	Where do I get more information?

A:	If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact the Company’s Corporate Secretary at (818) 222-9195.

Forward-Looking Statements & Website References

This Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, statements regarding the Company’s plans, objectives, expectations and intentions. Such statements are based on current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of NetSol.

Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors,” a copy of which is being made available with this Proxy Statement and subsequent quarterly reports on Form 10-Q. Website references and hyperlinks throughout this document are provided for convenience only and the content on the referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

BUSINESS OVERVIEW - 2024 HIGHLIGHTS

We reported strong revenue growth and profitability for the full fiscal year 2024. We exceeded our full-year revenue target driven estimates and achieved profitability for the full fiscal year ending 2024. Our performance in fiscal 2024 underscores the successful execution of our long-term strategy, our commitment to investing in the growth of our business and the ongoing development of innovative products and solutions that meet the diverse needs of our expanding customer base.

We reached several milestones during the fiscal year as we exceeded our full-year revenue target driven by strong demand for our comprehensive suite of products, met our annual recurring revenue target and achieved full-year profitability. In addition to our sales growth, we continued to invest in the growth of our business throughout the fiscal year. We increased our investments in sales and marketing in support of our long-term goals and are intently focused on the development of new products and services that expand our total addressable market. Moreover, we remain committed to the innovation and integration of cutting-edge AI solutions into our business processes and our products and offerings – all now under our AI-powered Transcend Platform. During the year, we made significant investments in our AI capabilities by adding top talent to our already impressive team.

As a global technology solutions provider to the asset finance and leasing industry, our presence across key markets is a major focus. We performed well in our established markets during the fiscal year, signing a healthy mix of both new agreements and extensions with existing customers that include tier-one automakers, banks and financial services providers throughout the Americas, Asia Pacific and Europe.

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Major highlights for the fiscal year ended June 30, 2024 (to date) including new contract signings, implementations, subscriptions and new product/service offerings can be read below:

▪	For the fiscal first quarter of 2024, the Company reported that net revenue for the quarter grew 12% to $14.2 million. Gross margins increased to 43% and the Company reported net profit.

▪	Two UK-based financial institutions went live with our calculation engine Flex from Transcend Marketplace (formerly known as Appex Now). These included Bibby Financial Services and United Trust Bank, the latter which also subscribed to Dock, another Transcend Marketplace product.

▪	United Kingdom-based award-winning asset finance specialist Haydock Finance subscribed to Dock and Lane, taking the number of products being availed from Transcend Marketplace to three (the customer was already using Flex).

▪	We announced major updates pertaining to our digital retail platform Transcend Retail (formerly known as Otoz) as well as traction with key automotive clients. While sharing product enhancements, the Company also announced that it was selected by AutoNation, one of the largest auto retailers in the US, to power the back end of their AutoNation Mobility Micro-Lease Marketplace. NetSol also announced that MINI USA doubled MINI dealer enrollments on the MINI Anywhere program (powered by Transcend Retail) in 12 months, enabling a 5x increase in lead volume and vehicle sales.

▪	The Company reported 23% revenue growth and EPS of $0.04 in the fiscal second quarter of 2024. Total net revenues for the second quarter of fiscal 2024 increased 23% to $15.2 million, compared with $12.4 million in the prior year period.

▪	Our calculation engine Flex also started being utilized by Haydock Finance’s broker division to create quotations and provide them with real-time insights in order to make more informed decisions.

▪	We signed a $12 million agreement with a major global automotive Company for the deployment of our Transcend Finance platform (formerly known as NFS Ascent) for their operations in China. NetSol takes pride in its continued dominance in the Chinese auto finance sector.

▪	Close Brothers, a leading UK merchant banking group, went live with our calculation engine Flex from the Transcend Marketplace.

▪	A leading German auto finance Company went live with Transcend Finance to support their operations in South Korea. This deployment was part of a contract with a total value in excess of $110 million – the largest contract in NetSol’s history. The initial agreement was signed in 2015 and included implementations in twelve countries across the Asia-Pacific region and South Africa.

▪	The Company reported 14% revenue growth and EPS of $0.03 in fiscal third quarter 2024, marking the third consecutive quarter of profitability.

▪	We secured a five-year contract valued at $16 million with a leading German automaker. This agreement focuses on the implementation of NetSol’s Transcend Retail platform across the automaker’s US dealerships. The implementation aims to enhance car sales processes and support customer growth within the automotive sector. This partnership is anticipated to significantly improve the digital retail experience for both dealerships and customers, reflecting NetSol’s commitment to innovation and excellence in the automotive industry.

▪	A UK-based award-winning specialist finance brokerage, Charles and Dean, subscribed to two products from our Transcend Marketplace platform – Flex and Dock.

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▪	We signed an expansion agreement with a major automaker and longstanding partner to support their operations in China, increasing the total contract value to over $30 million – entering a new stage of growth.

▪	The Company reported 19% revenue growth in the fiscal fourth quarter of 2024 and exceeded our full fiscal year 2024 revenue target.

▪	We secured a contract to implement our Transcend Finance platform for an independent leasing Company based in the Netherlands for their wholesale operations. This partnership is a strategic first for NetSol in the Netherlands and supports the Company’s broader European growth strategy.

▪	Unifying all our product and service offerings, we unveiled our AI-powered Transcend Platform to provide customers with a unified digital retail and asset finance solution. It caters to automotive and equipment OEMs, auto captives, commercial lenders, dealers, brokers, banks and other financial institutions. The Transcend Platform offers a robust set of products and solutions under one umbrella, showcasing our commitment to harnessing the transformative potential of AI.

▪	A leading Chinese auto finance provider, which was an existing partner of ours since 2009, transitioned to our Transcend Finance platform as part of a multi-million-dollar agreement. The transition for the Guangzhou-based customer included an end-to-end migration – one of the largest volumes migrated by NetSol in China at over three million contracts.

▪	The Company reported 3% total net revenue growth with a 26% increase in recurring revenue and net profitability in the fiscal first quarter of 2025.

▪	A leading Japanese equipment finance Company and longstanding customer went live with our Transcend Finance platform in Australia, following a multi-million-dollar agreement signing in February 2023. The financial division of the Osaka-based customer, a leading global agricultural and industrial equipment manufacturer, was already using our solutions for their operations in New Zealand.

▪	Total net revenues for the second quarter of fiscal 2025 increased 2% to $15.5 million, compared with $15.2 million in the prior year period, driven primarily by increases in subscription and support revenues and services revenues in the quarter.

▪	We signed a multi-million-dollar agreement with Sindbad Management SPC, a major Muscat-based Company which provides big-ticket asset financing and leasing in Oman, for the implementation of Transcend Finance. This marks major inroads into the Middle East market – a region poised for growth and innovation.

▪	As part of our Transcend Platform, we launched Transcend AI Labs – focused on building AI solutions for the asset retail and finance industry. This new AI innovation hub empowers automotive and equipment OEMs, dealerships and financiers with AI-driven innovation, automation and consulting services for a competitive edge. Transcend AI Labs is focused on product enhancements and AI consulting services. As part of the launch, we introduced an interactive AI Assistant and Intelligent Document Processing (IDP) capabilities to improve efficiencies and provide better decision-making for businesses, as well as RoleFit AI - an AI-powered resume grader with the ability to auto-generate job descriptions and grade resumes in bulk.

▪	We signed a multi-million-dollar agreement with a Chinese leasing Company for the implementation of Transcend Finance in Indonesia. This partnership is for a greenfield implementation, providing the opportunity to fully redesign and customize processes without the limitations of legacy infrastructure. The solution being deployed is a system specifically designed for Indonesia, fully aligned with the country’s regulatory and operational needs, and does not require any data migration from previous systems.

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Marketing and business development activities

We have pursued a series of strategic marketing and business development initiatives to capitalize on favorable market conditions and drive growth across our business lines. These efforts reflect our commitment to building a stronger market presence, expanding our customer base and maintaining a careful focus on profitability.

1.	Increased investment in marketing: Given the current market environment, we have increased our marketing investments to support the Company’s long-term growth goals. While expanding these efforts, we remain vigilant in monitoring profitability and ensuring that our marketing expenditures yield strong returns.

2.	Focus on new product and service offerings: We are growing our focus on our new product and service lines under our unified, AI-powered Transcend Platform that present significant growth opportunities for the business.

3.	Targeting new market segments: Our new product offerings allow us to sell to small and mid-sized organizations more effectively. This market segment benefits from shorter sales cycles and faster implementations. This strategy expands our total addressable market and increases our sales velocity.

4.	Repositioning our brand and messaging: As part of our strategic initiatives, we are refining and simplifying our brand and product messaging to better align with the core needs of our customers.

5.	More focus on digital marketing: We have made significant investments in digital marketing channels and recently launched a new website to bolster our digital presence. These efforts are aimed at boosting our online presence and more effectively engaging with our target audience.

6.	Innovation and AI integration: We continue to prioritize innovation, particularly in the development of new product features powered by AI. This includes expanding our in-house AI talent to deliver cutting-edge solutions for our customers while leveraging AI across our operations to manage costs and support business growth.

7.	Expansion through strategic partnerships: To further fuel our growth prospects, we are actively building partnerships and alliances with industry associations and companies in related fields. These collaborations broaden our reach and reinforce our market position.

8.	Strengthening leadership and talent acquisition: We remain committed to appointing and retaining top talent across both technical and non-technical roles.

9.	Building consulting and professional services expertise: We continue to expand our consulting and professional service offerings, particularly in cloud platforms such as AWS, Microsoft Azure and others. This allows us to provide comprehensive solutions tailored to the diverse needs of our clients across all the industries we support.

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Some of the key 2024 actions included the following:

Infrastructure

We have invested heavily in building a robust, scalable and secure infrastructure that supports our AI-first approach. With a strong foundation in cloud computing, data analytics and AI, our systems are both resilient and adaptable, ensuring that we can efficiently meet the evolving needs of our clients. We leverage best-in-class technologies to deliver secure, high-performance platforms that drive operational efficiency and support rapid growth.

We now have twelve strategically located support and delivery centers worldwide. Following the addition of our Tianjin subsidiary in 2022 to support the growing and existing client relationships in China, we opened an office in Austin, Texas, USA at the end of the same year. We added an additional office in Dubai, UAE in 2023 to support our MENA (Middle East and North Africa) expansion strategy. We expect the Dubai entity to serve as a regional sales and delivery office.

Overhead and Organization

We are committed to maintaining a lean and efficient cost structure across all NetSol subsidiaries. By critically evaluating our overheads, we ensure that we maintain the right sizing to support our strategic objectives without excess. Our ongoing focus on cost optimization allows us to deliver maximum value to our clients while maintaining strong profitability. We continuously assess our operational needs, streamlining processes to eliminate inefficiencies and align resources more effectively with our growth goals. This disciplined approach ensures that our investments are strategically aligned with market demands and the evolving landscape of the industry.

In addition to optimizing our cost structure, we prioritize a well-organized, agile framework that fosters simplicity and effective leadership across the organization. By assessing how we operate and structuring our teams to minimize complexity, we empower our leadership to make more informed, timely decisions that drive performance. This organizational clarity allows for faster execution and greater responsiveness to market opportunities.

Pipeline Health

We are proud to report robust pipeline health, reflecting strong demand for our AI-driven solutions. Our transition to an AI-first organization has positioned us at the forefront of innovation, with a growing number of prospects showing interest in leveraging our cutting-edge offerings. We have a diverse pipeline across multiple regions, including key markets that are experiencing rapid digital transformation. With numerous high-value opportunities in various stages of development, we are confident that our pipeline is well-positioned to drive sustained growth and deliver long-term value.

Our solutions are gaining significant traction with both new and existing clients, and we are actively engaging with opportunities that align with our strategic growth objectives. This solid pipeline, coupled with our ongoing investments in AI and machine learning, and aligning our solutions with the specific needs of the asset finance and leasing sector, ensures continued scalability and future success.

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Operational Excellence

We leverage state-of-the-art technologies to automate processes, optimize workflows and improve decision-making capabilities, ensuring that our clients receive the highest quality service while futureproofing their operations. By continuously refining our internal processes and embracing a culture of continuous improvement, we maintain a competitive edge in a rapidly evolving market, while driving cost savings and operational efficiency across all levels of the organization.

We are committed to delivering operational excellence through rigorous quality assurance, process standardization and an unwavering focus on client satisfaction. We prioritize flexibility and scalability in our operations, allowing us to adapt quickly to changing market demands and client needs. This commitment to excellence not only drives our day-to-day operations across all of NetSol’s offices worldwide, but also positions us as a trusted partner for our clients, helping them navigate the complexities of the asset finance and leasing industry while leveraging the power of AI to unlock new opportunities for growth and innovation.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

For decades, NetSol’s innovations and products have helped transform leasing and finance industries. We believe in the power of technology for the greater good.

Responsible Business.

We integrate responsible and sustainable practices throughout our organization. Our products are services oriented and designed, to not harm individuals, communities, or the environment. Because privacy and security are critical for success in the technologies industry, we constantly seek to promote data protection across all our implementation processes, reviewed our insurance requirements and acted accordingly.

Environmental Sustainability.

We work to be a positive force in protecting the environment by continually looking for ways to conserve water, reduce waste, recycle, and minimize energy consumption. As we repurpose our workspaces and operate our global offices more efficiently, we focus on our environmental impact. Having our headquarters located in Southern California, we are at the epicenter of fires that remind us of environmental sustainability is an everyday phenomenon. Globally, all our offices have developed and implemented recycling, reducing waste and plastics space. All employees are encouraged to contribute to a safe and responsible work environment. With the continued growth of AI, we aim to incorporate AI responsibly and sustainably.

PEOPLE AND CULTURE

We believe that our growth and success are attributable in large part to the high caliber of our global team and our commitment to maintaining the values on which our success has been based. We support gender diversity on a global basis. We are an equal opportunity employer with a large workforce, promoting a culture of diversity and inclusion.

We stand as a beacon of innovation, excellence and dedication to customer success. We value transparency and integrity, ensuring that honesty guides our interactions. We are renowned for innovation, expertise and a customer-centric approach.

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We believe we should give back to the community and employees as much as possible. Certain subsidiaries are located in regions where basic services are not readily available. Where possible, we act to not only improve the quality of life of our employees, but also the standard of living in these regions. Examples of such programs are as follows:

■ Literacy Program: Launched to educate children of our unskilled staff, the main objective of this program is to enable them to acquire basic reading, writing and arithmetic skills.

■ Higher Education and Science and Research Institutions: In order to support higher education in Pakistan, we have contributed endowments to NUST, Forman Christian College, and a few other universities who are focused on science and engineering.

■ Noble Cause Fund: A noble cause fund has been established to meet medical and education expenses of the children of our lower paid employees. Our employees voluntarily contribute a fixed amount every month to the fund and NetSol matches the employee subscriptions with an equivalent contribution amount. A portion of this fund is also utilized to support social needs of certain institutions and individuals, outside of NetSol.

■ Day Care Facility: Our human resources are our key assets and thus we take numerous steps to ensure the provision of basic comforts to our employees. In Pakistan, the provision of outside pre-school childcare is a rarity. With this in mind, a children’s day care facility has been created near NetSol’s office in Lahore, Pakistan providing employees with peace of mind knowing their children are nearby and being taken care of by qualified staff in a child-friendly facility. The day care facility was temporarily closed due to COVID-19, but is now in the process of reopening.

■ Preventative Health Care Program: In addition to the comprehensive out-patient and in-patient medical benefits, preventive health care has also been introduced. This phased program focuses on vaccination of our employees against such diseases as Hepatitis – A/B, Tetanus, Typhoid, Flu and COVID-19 on a routine basis.

Human Capital

There is significant competition for employees with the skills required to perform the services we offer. We run an elaborate training program for different cadres of employees to cover technical skills and business domain knowledge, and communication, management and leadership skills. We believe we have been successful in our efforts to attract and retain the highest level of talent available, partly because of the emphasis on core values, training and professional growth. We intend to continue to recruit, hire and promote employees who share our vision.

As of June 30, 2024, we had approximately 1,569 employees; comprised of 69% technical staff and 31% non-IT personnel. Our technical staff are software engineers, programmers, project managers, quality assurance, sales, pre-sales, business development, dedicated employees to our core and digital products. None of our employees are subject to a collective bargaining agreement.

Diversity and Inclusion. We believe that our growth and success are attributable in large part to the high caliber of our employees and our commitment to maintain the values on which our success has been based. We believe that a diverse workforce is critical to our success, and we continue to focus on the hiring, retention and advancement of women and underrepresented populations. Having offices in the U.S., Asia Pacific, and Europe, NetSol is proud of its wide range of diverse people in its workforce. Our female workforce globally is 20%. We provide transportation, meal support and after school care support at our Technology Campus in Lahore, Pakistan. Some Lahore employees also receive free medical care. These additional benefits are especially important to continue building our female workforce at the Lahore Campus. All employees, male and female, have access to gym facilities in our Pakistan offices promoting the health and wellness of our staff.

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Giving Back to the Community. NetSol believes it should give back to the community and employees as much as possible. Certain subsidiaries of NetSol are located in regions where basic services are not readily available. Where possible, NetSol acts to not only improve the quality of life of its employees, but also the standard of living in these regions. Examples of such programs are as follows:

■	In the U.S. we have established NetSol Humanitarian Foundation, a 501(c)(3), where the Company and employees contribute to help various charitable causes locally and globally.

■	Literacy Program: Launched to educate children of our unskilled staff, the main objective of this program is to enable them to acquire basic reading, writing and arithmetic skills.
■	Higher Education and Science and Research Institutions: In order to support higher education in Pakistan, we have contributed to endowments such as NUST, Forman Christian College, and a few other universities who are focused on science and engineering.

■	Noble Cause Fund: A noble cause fund has been established to meet medical and education expenses of the children of the lower paid employees. Our employees voluntarily contribute a fixed amount every month to the fund and NetSol matches the employee subscriptions with an equivalent contribution amount. A portion of this fund is also utilized to support social needs of certain institutions and individuals, outside of NetSol.

■	Preventative Health Care Program: In addition to the comprehensive out-patient and in-patient medical benefits, preventive health care has also been introduced in our Lahore offices. This phased program focuses on vaccination of our employees against such diseases as Hepatitis – A/B, Tetanus, Typhoid, Flu and COVID-19 on a routine basis.

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ANNUAL MEETING BUSINESS

PROPOSAL 1

ELECTION OF DIRECTORS

NetSol’s bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our bylaws permit up to nine directors, with the exact number to be fixed from time to time by resolution of the Board of Directors.

Directors are elected by a majority of votes, which means that the nominees receiving the most votes will be elected. Shareholders are not entitled to cumulate votes in the election of directors. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Nominating and Corporate Governance Committee considers the offer of resignation and recommends to the Board whether to accept it. The policy requires the Board to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors.

The Board of Directors has nominated the following directors for election to one-year terms that will expire at earlier of their removal or replacement or at the 2024 annual meeting:

Najeeb Ghauri

Mark Caton

Malea Farsai

Syed Kausar Kazmi

Ian Smith

The individuals appointed as proxies intend to vote “FOR” the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the Board of Directors may designate. Each nominee has agreed to serve on the board and we have no reason to believe any nominee will be unavailable.

For the biography of each nominee as well as for Director Compensation, please refer to Page 37 of the Proxy.

Board Recommendation:

The Board of Directors recommends shareholders vote “FOR” the election of each of the five director nominees.

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PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

A “Say-on-Pay” advisory vote is required for all U.S. public companies under Section 14A of the Securities Exchange Act of 1934, as amended. In accordance with this law, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section on page 42, This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

For the reasons discussed below, the Board of Directors recommends that you vote FOR approval of the advisory vote on named executive officer compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the shareholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 42 of this proxy statement, as well as the Summary Compensation Table and related compensation tables, notes, and narrative, appearing on pages 48 through 53, which provide detailed information on the Company’s compensation policies and practices and the -compensation of our named executive officers.

Vote Required

Approval of the advisory vote on named executive officer compensation requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting. While this advisory vote on named executive officer compensation is non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program. Currently, the Board seeks the shareholders vote on Named Executive Officer Compensation every year. The next time the shareholders have an opportunity to vote on this matter is on the proxy for fiscal year 2025.

Board Recommendation

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF FORTUNE CPA, INC. AS THE COMPANY’S INDEPENDENT AUDITOR FOR

FISCAL YEAR 2025

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing a wide variety of factors.

The Audit Committee has appointed Fortune CPA, Inc. (“Fortune”) to audit and review NetSol’s financial statements for the fiscal year ending June 30, 2025. A majority of the votes cast, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm. Should the shareholders not ratify the selection of Fortune, it is contemplated that the appointment of Fortune will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration in the selection of the independent registered public accounting firm for the coming year.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

For the fiscal year ended June 30, 2024, we engaged two independent registered public accounting firms due to a change in auditors during the year.

1.	BF Borgers CPA PC (“BF Borgers”) was engaged to audit our financial statements and perform review services for the fiscal year ended June 30, 2023. We incurred fees of $262,500 for these audit services. In addition, BF Borgers was engaged to review our quarterly financial statements for the first two quarters of fiscal year ended 2024, for which we incurred fees of $60,000.

2.	Due to subsequent sanctions imposed by the SEC on BF Borgers, we engaged Fortune CPA (“Fortune”) to re-audit the financial statements for the fiscal year ended June 30, 2023, and to audit our financial statements for the fiscal year ended June 30, 2024. In addition, Fortune reviewed our quarterly financial statements for the third quarter of fiscal year 2024 and 2023. The total amount paid to Fortune for these services was $563,500.

Tax Fees

Tax fees for fiscal year 2024 were $19,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal years 2023. Tax fees for fiscal year 2023 were $16,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal year 2022.

All Other Fees

No other fees were paid to principal accountant during the fiscal year 2024 and 2023.

Pre-Approval Procedures

The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NetSol. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i) Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol;

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(ii) Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services; and

(iii) Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

Any approval required under the policy must be given by the Audit Committee, by the Chair of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF FORTUNE CPA, INC. AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2025.

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PROPOSAL 4

APPROVAL OF AN AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF CAPITAL STOCK FROM 15,000,000 TO 18,500,000 AND TO INCREASE THE AUTHORIZED NUMBER OF COMMON STOCK FROM 14,500,000 SHARES TO 18,000,000 SHARES OF COMMON STOCK

On April 14, 2025, subject to shareholders’ approval, our Board approved an amendment to our Articles of Incorporation. Our Board is requesting stockholder approval of an amendment to our Articles of Incorporation, to increase the number of authorized shares of capital stock from 15,000,000 to 18,500,00 and to increase the number of common stock from 14,500,000 shares to 18,000,000 shares.

The text of the form of proposed Articles of Incorporation increasing the number of shares of capital stock from 15,000,000 to 18,500,000 and to increase the authorized shares of our common stock from 14,500,000 shares to 18,000,000 is attached to this Proxy Statement as Annex A. If our stockholders approve this Proposal No. 4, we expect to file the Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada as soon as practicable following stockholder approval. Upon filing of the Articles of Amendment with the Secretary of State of the State of Nevada, the first sentence of the Second Article of our Amendment will read as follows:

“THREE: The Corporation shall be authorized to issue 18,500,000 shares of capital stock of which 18,000,000 shares shall be shares of Common stock, $.01 par value (“Common Stock”) and 500,000 shares shall be shares of Preferred Stock, $.01 par value (“Preferred Stock.”).

Our Articles of Incorporation currently authorizes the issuance of up to 15,000,000 shares of capital stock, consisting of 14,500,000 shares of common stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share. An increase in the number of authorized shares of our common stock to 18,000,000 shares will increase our total authorized capitalization to 18,500,000, which includes our previously authorized 500,000 shares of preferred stock.

Of the 14,500,000 shares of our common stock currently authorized, as of the close of business on April 30, 2025, there were 11,709,543 shares of common stock issued and outstanding. There are no shares of preferred stock issued and outstanding

The Board has approved the proposed increase in authorized common stock for the primary purpose of bringing our capital structure in line with those of similarly situated companies with respect to shares of common stock available for issuance as a percentage of total authorized shares. Although, at present, the Board has no immediate plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. If this Proposal No. 4 is not approved by our stockholders, it is possible that our financing and business development alternatives may be limited by the lack of unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In short, if our stockholders do not approve this Proposal No. 4, we may not be able to access the capital markets, complete corporate collaborations or partnerships, and pursue other business opportunities integral to our growth and success.

The additional common stock to be authorized by stockholder approval of this Proposal 4 would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal 4 and issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of this Proposal 4 could be issued by the Board without further vote of our stockholders except as may be required in particular cases by our Amended Articles of Incorporation, applicable law, regulatory agencies or the NASDAQ listing standards. Under our Amended Articles of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right there under to purchase any new issue of common stock in order to maintain their proportionate ownership interests in NetSol.

Once Proposal 4 is passed by the stockholders, the Board of Directors have the authority to increase the number of authorized shares of stock of the Company.

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The proposed amendment to our Amendment of Articles of Incorporation to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 4 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any attempts directed at us), stockholders should be aware that approval of this Proposal 4 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Your board unanimously recommends a vote “FOR” the amendment of our articles of incorporation to increase the number of authorized shares of capital stock from 15,000,000 to 18,500,000 and to increase the number of authorized shares of common stock from 14,500,000 shares to 18,000,000 for the following reasons:

● Provides necessary flexibility in our corporate planning in responding to developments in our business, including possible financing and acquisition transactions, common stock splits or dividends and for other general corporate purposes,

● No current plan to issue additional shares, but it is important for management to have additional capital stock available in order to address new initiatives without undue delay or cost.

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 15,000,000 TO 18,500,000 AND INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 14,500,000 TO 18,000,000 SHARES

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PROPOSAL 5

APPROVAL OF THE COMPANY’S 2025 EQUITY INCENTIVE PLAN

On April 14, 2025, subject to shareholder approval, our Board approved and adopted our 2025 Equity Incentive Plan (our 2025 Plan). Among other things, our 2025 Plan: (i) provides us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance and grants of equity-based awards, including options, stock appreciation rights, restricted stock awards or performance share awards or any other right or interest relating to shares or cash, to eligible participants, and (ii) reserves 1,100,000 shares of common stock for availability for awards under our 2025 Plan. Any grants made pursuant to our 2025 Plan will be subject to shareholder approval of the plan and any such conditionally awarded grants may not be exercised prior to such shareholder approval. The Company has exhausted all available shares under its previous equity plans. As of March 31, 2025, the independent board members were due as part of their board compensation a total of 16,428 shares of common stock. The Company intends to issue the shares due to these board members using the 2025 Plan. No other or other performance awards, deferred share awards, stock appreciation rights or restricted stock awards are outstanding under our 2025 Plan.

The Board of Directors believe the shares available for the issuance of awards under the 2025 Plan is necessary and appropriate to permit the Company to continue to grant officers, other employees, non-employee directors, consultants and advisors equity-based incentives and equity-based compensation. The Board of Directors is seeking shareholder approval of the 2025 Plan because of:

● the desire to preserve cash for product development, research and development;

● the Board of Directors’ belief that the Company needs to provide incentive, equity-based compensation to executive officers, other employees, consultants and advisors to incentivize such persons to achieve the Company’s product development milestones;

● the need to compensate non-employee directors for service to the Company while preserving cash as much as possible (continuing to pay below-market cash compensation while continuing to align the interests of the non-employee directors with shareholders); and,

● the need to closely re-align the interests of management, directors, employees and consultants with those of shareholders.

The affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at our annual meeting of shareholders is required to approve our 2025 Plan. Our 2025 Plan is included as Appendix B to this proxy statement.

The principal features of our 2025 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of our 2025 Equity Incentive Plan in Appendix B to this proxy statement.

Summary of our 2025 Plan

General. The purpose of our 2025 Plan is to provide us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance. Our 2025 Plan currently provides for the grant of equity-based awards, including options, stock appreciation rights, restricted stock awards or performance share awards or any other right or interest relating to shares or cash, to eligible participants.

Shares Subject to our 2025 Plan. The aggregate number of shares reserved and available for award under our 2025 Plan is 1,100,000 (the Share Reserve). Our 2025 Plan contemplates the issuance of common stock upon exercise of options or other awards granted to eligible persons under our 2025 Plan. Shares issued under our 2025 Plan may be both authorized and unissued shares or previously issued shares acquired by us. Upon termination or expiration of an unexercised option, stock appreciation right or other stock-based award under our 2025 Plan, in whole or in part, the number of shares of common stock subject to such award again become available for grant under our 2025 Plan. Any shares of restricted stock forfeited as described below will become available for grant. The maximum number of shares that may be granted to any one participant in any calendar year may not exceed 250,000 shares.

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In the event of any change in capitalization of our Company, such as a stock split, merger, consolidation, separation, spin off, or other distribution of stock or property of our Company, any reorganization, any partial or complete liquidation of our Company or any extraordinary cash or stock dividend, the Compensation Committee (the Committee) will make appropriate substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under our 2025 Plan, in the share limitations for awards set forth in our 2025 Plan and in the number of shares subject to an exercise price of outstanding awards, or will make such other equitable substitution or adjustments as it may determine to be appropriate.

Administration. Our 2025 Plan is administered by the Compensation Committee, which has the power to determine the terms and conditions of awards. A majority of the Committee will constitute at quorum. In addition, the Committee has the authority to amend, modify or terminate our 2025 Plan. No action by the Committee may affect any shares previously issued or any award previously granted under our 2025 Plan without the participant’s written consent.

Stock Options. Options granted under our 2025 Plan are not generally transferable and must be exercised within 10 years, subject to earlier termination upon termination of the option holder’s employment, but in no event later than the expiration of the option’s term.

Each option granted under our 2025 Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of our 2025 Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another option in a manner qualifying under Section 424(a) of the Internal Revenue Code of 1986, as amended (the Code). Incentive stock options granted to any participant who owns 10% or more of our outstanding common stock (a Ten Percent Shareholder) must have an exercise price equal to or exceeding 110% of the fair market value of a share of our common stock on the date of the grant and must not be exercisable for longer than five years.

Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under our 2025 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. Unless otherwise determined by the Committee, an option generally will remain exercisable for 90 days following the optionee’s termination of service, except that if service terminates as a result of the optionee’s normal retirement, death or disability, the option generally will remain exercisable for its remaining term. The Committee, in its discretion, may provide longer post-termination exercise periods, but in any event the option must be exercised no later than its expiration date.

Stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and as set forth in the option award agreement, an option is assignable or transferable subject to the applicable limitations described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933 (which includes transfers to family members, family trusts or pursuant to domestic relations orders, but excludes transfers of options for consideration).

Performance Awards. Under our 2025 Plan, a participant may also be awarded a “performance award,” which means that the participant may receive cash, stock or other awards contingent upon achieving performance goals established by the Committee. The Committee may also make “deferred share” awards, which entitle the participant to receive our stock in the future for services performed between the date of the award and the date the participant may receive the stock. The vesting of deferred share awards may be based on performance criteria and/or continued service with our Company. A participant who is granted a “stock appreciation right” under the Plan has the right to receive all or a percentage of the fair market value of a share of stock on the date of exercise of the stock appreciation right minus the grant price of the stock appreciation right determined by the Committee (but in no event less than the fair market value of the stock on the date of grant). Finally, the Committee may make “restricted stock” awards under our 2025 Plan, which are subject to such terms and conditions as the Committee determines and as are set forth in the award agreement related to the restricted stock. Unless the Committee otherwise provides, upon termination of a participant’s employment during the period when the restrictions apply, the participant’s restricted stock is forfeited to us.

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Section 162(m) of the Code limits our federal income tax deduction for compensation paid to our Chief Executive Officer and our three most highly paid executive officers (other than the Chief Financial Officer) for the applicable taxable year. The limit is $1,000,000 per officer per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved in advance by our shareholders. Our 2025 Plan provides that all or a portion of an award that is subject to performance-based vesting may be designed to qualify as deductible “performance-based compensation.” The performance criteria for that portion of any award that is intended to qualify as deductible performance-based compensation will be a measure based on performance criteria, either individually, alternatively or in any combination, applied to either our Company as a whole or to a subsidiary, division or other area of our Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee which may include the following: Awards other than Options and SARs made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), earnings before interest, taxes, depreciation, amortization and stock option expense (“EBITDASO”), and net earnings); (c) ethical conduct; (d) market share; (e) earnings per share; (f) growth in earnings or earnings per share; (g) stock price; (h) return on equity or average shareholders’ equity; (i) total shareholder return; (j) return on capital; (k) return on assets or net assets; (l) return on investment; (m) revenue; (n) income or net income; (o) operating income or net operating income; (p) operating profit or net operating profit; (q) operating margin; (r) return on operating revenue; (s) overhead or other expense reduction; (t) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (u) growth in shareholder value relative to the two-year moving average of the Dow Jones Industrial Average; (v) credit rating; (w) strategic plan development and implementation; (x) succession plan development and implementation; (y) retention of executive talent; (z) improvement in workforce diversity; (aa) return on average shareholders’ equity relative to the ten year treasury yield; (bb) capital resource management plan development and implementation; (cc) improved internal financial controls plan development and implementation; (dd) corporate tax savings; (ee) corporate cost of capital reduction; (ff) investor relations program development and implementation; (gg) corporate relations program development and implementation; (hh) executive performance plan development and implementation; and (ii) tax provision rate for financial statement purposes. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No award of restricted stock, deferred stock or other awards granted under our 2025 Plan (other than stock options and stock appreciation rights) that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

Change in Control. In the event of certain changes in control of NetSol Technologies, the Committee has the discretion to provide that any award under our 2025 Plan that may be exercised will become fully vested and exercisable, and/or that all restrictions on any awards under our 2025 Plan will lapse as the Committee determines, which may be prior to the change of control.

Termination or Amendment. Our 2025 Plan will continue in effect until the first to occur of (i) its termination by the Committee or (ii) the date on which all shares available for issuance under our 2025 Plan have been issued and all restrictions on such shares under the terms of our 2025 Plan and the agreements evidencing awards granted under our 2025 Plan have lapsed. However, no incentive stock option may be granted under our 2025 Plan after June 24, 2035.

The Committee may terminate or amend our 2025 Plan at any time, provided that without shareholder approval, our 2025 Plan cannot be amended to increase the Share Reserve, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

The foregoing summary of certain provisions of our 2025 Plan is qualified by reference to the text of our 2025 Plan attached as Appendix A to this proxy statement.

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Summary of Federal Income Tax Consequences of our 2025 Plan

The following summary describes the typical U.S. federal income tax consequences of awards granted under our 2025 Plan based upon provisions of the Code, as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Code, all of which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards under our 2025 Plan, and does not discuss estate or gift taxes or the income tax laws of any municipality, state, or foreign country. Our Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

Stock Options. ISOs and non-qualified stock options (NQSOs) are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

A participant is not taxed on the grant or, except as described in the next sentence, the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price).

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received. Capital gains recognized upon a disqualifying disposition will be taxable as long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise as short-term capital gains if the participant held the shares for less than one year after the exercise of the ISO. Capital losses recognized upon a disqualifying disposition will offset long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise will offset up to $3,000 of long-term or short-term capital gains each year with the remainder carried forward if the participant held the shares for less than one year after the exercise of the ISO.

Our Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, our Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

The recipient of an NQSO will not realize any taxable income upon the grant of the option. Upon exercise of such option, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. Our Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of such shares, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under our 2025 Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or our Company on the grant of a stock appreciation right or while the right remains outstanding. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by such participant as a result of such exercise. Our Company will generally be entitled to a corresponding tax deduction.

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Restricted Stock. The federal income tax consequences of a grant of restricted stock depend upon whether or not a participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code (an 83(b) election). If no 83(b) election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the shares lapse, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time. If the 83(b) election is made, the participant will recognize taxable income at the time of the grant of restricted stock in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof.

The participant’s tax basis in the restricted stock is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the grant of restricted stock or lapse of restrictions in the taxable year in which the participant recognizes such income.

Deferred Stock/Other Stock Awards. Participants will not have taxable income upon the grant of deferred stock or other stock awards. Recognition of taxable income is postponed until the restrictions on the awards lapse. At that time, the participant will recognize taxable income equal to the then fair market value of the shares or other property issuable in payment of such award, and such amount will be the tax basis for such shares. Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the lapse of restrictions in the taxable year in which the participant recognizes such income.

Other Tax Issues. As noted above, Section 162(m) of the Code limits our federal income tax deduction for compensation paid to the Chief Executive Officer and any of the three other most highly compensated executive officers (other than the Chief Financial Officer) for the applicable taxable year. In certain instances, our Company may be denied a compensation deduction for awards granted to certain executive officers that do not qualify as “performance-based compensation” to the extent their aggregate compensation exceeds $1,000,000 in a given year.

As noted above, the Committee may, in its sole discretion, accelerate the payment or vesting or release any restrictions on any awards in the event of a change in control of our Company (as defined in our 2008 Plan) or in the event of certain tender offers. If a participant’s award vests because of a change in (i) the ownership or effective control of our Company or (ii) the ownership of a substantial portion of the assets of our Company and the participant is an officer, shareholder or highly-compensated employee of our Company, such acceleration could be subject to the “golden parachute” provisions of Sections 280G and 4999 of the Code. In that event, our Company could be denied all or part of its tax deduction and the participant could be subject to excise tax.

New Plan Benefits. As part of the compensation of the independent directors of our Company, the independent directors receive compensation equal to 50% in cash and 50% in shares of common stock. The Company currently has no shares remaining in any of its previously approved and adopted plan. Accordingly, the 3 independent directors are due for their services through March 31, 2025, 16,428 shares of common stock subject to the approval of this 2025 Plan. If the 2025 Plan is not approved, the directors will receive their compensation in cash of $39,750 in total. No other grants have been made under the 2025 Plan that are subject to stockholder approval at the Annual Meeting. It is otherwise not possible at present to predict the number of grants that will be made or who will receive any such grants under the Plan after the Annual Meeting.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2025 PLAN

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CORPORATE GOVERNANCE, BOARD OF DIRECTORS

MEETINGS AND BOARD COMMITTEES

Nomination of Directors

The Board is responsible for nominating members to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders, in each case based upon the recommendation of the Nominating and Corporate Governance Committee. This committee seeks input from other Board members and senior management to identify and evaluate nominees for director. The committee may hire a search firm or other consultants. The committee will consider nominees recommended by shareholders for election to the Board provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareholder submitting the nominee, are provided in writing to our secretary in accordance with the requirements of our bylaws.

In furtherance of ongoing board refreshment, the Nominating and Corporate Governance Committee is committed to ensuring that it remains composed of directors who are equipped to oversee the success of the business, striving to maintain an appropriate balance of diversity, skills, and tenure in its composition, and intends to continue its board refreshment over the next few years.

The Committee has nominated five director nominees to stand for election at the Annual Meeting. Three of the nominees or 60%, are independent directors.

Director Independence

A member is independent if such member has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.	The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.

2.	Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.

3.	Neither the director nor any immediate family member is a current partner of the Company’s independent accounting firm, the director is not a current employee of the independent accounting firm, no immediate family member is a current employee of the independent accounting firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accounting firm within the last three years and worked on the Company’s audit within that time.

4.	Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a Company that employed the director or an immediate family member.

5.	The director is not currently an employee of and no immediate family member is an executive officer or controlling shareholder of another organization to which the Company made or from which the Company received payments for property or services in the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000 whichever is more. Payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs are excluded from this calculation.

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For the purposes of these standards, “Company” includes all NetSol subsidiaries and other affiliates. “Immediate Family Member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law. The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules.

The Common Stock is listed and traded on the NASDAQ Capital Market. The corporate governance rules of the NASDAQ Capital Market require that a majority of the Board consist of directors who are “independent” of the Company. The Board has determined each of the following directors and nominees for director qualify as “independent” in accordance with Rule 5605(a)(2)(A) and (B) of the NASDAQ listing standards for determining independence. Messrs. Mark Caton, Ian Smith, and Syed Kausar Kazmi are independent Board members as described in the listing standards. Annually, the Nominating and Corporate Governance Committee reviews all nominations for independent board members.

OUR BOARD LEADERSHIP STRUCTURE

Why our Board leadership structure is right for NetSol

Our Board and Nomination and Corporate Governance Committee regularly review and evaluate the Board’s leadership structure. Mr. Najeeb Ghauri serves as both NetSol’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company, at this time. Mr. Ghauri has served in this dual capacity since 2006 and brings over 18 years of strategic leadership experience and an unparalleled knowledge of NetSol’s business, operations, and risks to his role as Chairman of the Board. Currently, as a small-cap global corporation, the combination of these two positions is the most appropriate and suitable structure for a proper, efficient, and cost-effective Board functioning and communication. Mr. Najeeb Ghauri is the direct link between senior management globally and the Board members and provides critical insight to the Board, as well as feedback to senior management through his comprehensive understanding of the issues at hand. Mr. Ghauri’s travels and visits to all subsidiaries across the globe, holding meetings with heads of each subsidiary and relaying the important aspects of such meetings to the Board, justify the need for Mr. Ghauri to hold his dual leadership position. To provide the Board with autonomy, the Board maintains a majority of independent members who all head and participate exclusively in all Board committees. The CEO makes quarterly reports to the Board of Directors and answers questions posed by Directors. He also discusses with the Board the reasons for certain recommendations of the Company’s executive management group.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides NetSol with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its customers, shareholders, and the public. The combined Chairman-CEO structure also provides for robust and frequent communication between the Board’s independent directors and the management of the Company. Recently, having Mr. Najeeb Ghauri in the dual role was extremely effective as rapid, clear, decisive decisions were made in the midst of the global Covid-19 pandemic and its aftermath affecting all NetSol’s subsidiaries.

Board Composition and Refreshment

We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors, who bring valuable experience, continuity, and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills, and experience. To promote thoughtful Board refreshment, we have:

●	Developed a comprehensive, ongoing Board succession planning process; and,

●	Implemented an annual Board and Committee assessment process

The average age of our Director nominees is 66 years and our Independent Director nominees is 67 years.

Throughout the director selection and nomination process, the Nominating and Corporate Governance Committee and the Board seek to achieve diversity within the Board with various viewpoints, perspectives and expertise that are representative of our global business. Once elected, the Directors periodically visit NetSol’s operations, globally. This provides the Directors with an opportunity to see firsthand the execution and impact of the Company’s strategy and engage with senior leaders and associates in our subsidiaries to deepen their understanding of NetSol’s business, competitive environment, and corporate culture. NetSol continues to obtain diverse viewpoints and experiences from various ages, gender, business backgrounds that come together from various parts of the world to form the Board of Directors of NetSol.

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There are five members of the Board of Directors; however, the three independent members serve on the key Board Committees.

Role of Board in Oversight of Risks

Our Board is actively involved in the oversight of risks that could affect the Company. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business both internally and externally, the Board allocates responsibilities for the oversight of risks among the full Board and its committees, and reviews the systems and processes that management has in place to manage the current risks facing the Company, as well as those that could arise in the future. The Board recognizes that the Company’s business risk is not static, and that it is not possible to mitigate all risk and uncertainty. The Board does not have a standing risk management committee but administers this oversight function directly through the Board as a whole, as well as through Committees of the Board.

For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting. The Nominating and Corporate Governance Committee assist the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process and legacy. This Committee also ensures that the Company maintains a positive and effective Board leadership and is up to date with internal policies such as the Company’s Code of Ethics. The Compensation Committee assists the Board in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements. The full Board receives updates from the Company’s Senior Manager of Information and Risk Security. The legal team provide the Board with information and updates on the processes and procedures for Cybersecurity. The Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary.

The Company believes the Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices. The Board of Directors and the management team are committed to continuous improvement and strengthening of the Company’s risk management practices.

FISCAL YEAR 2024 MEETING SUMMARY

Board of Directors Meetings

During the fiscal year ended June 30, 2024, the Board of Directors of the Company met two times. Once in person and once virtually. The Board also acted by written consent three times at which all Directors were available to vote unanimously. The Company requests that all Board members attend annual meetings of the Board; however, it is not mandatory. All Board members were present 100% of the time at the general board meeting as well as each Audit, Corporate Governance and Compensation committee meetings.

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STRATEGY AND BUSINESS PLAN REVIEWS

Annually, the Board holds either an offsite meeting or a virtual meeting with senior management to review the strategy and long-range plans for each of our businesses and to discuss other topics, such as key Company areas of focus, succession, and risks. This year the Company held its business strategy meeting with the Board virtually.

Board Committees

The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at www.netsoltech.com and may be viewed at https://ir.netsoltech.com/governance-docs. All committee members are appointed by the Board of Directors and only Independent Board members serve on these committees.

The Audit Committee met five times, the Compensation Committee met once, and the Nominating and Corporate Governance Committee met one time during fiscal year 2024.

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Committee Members

During the fiscal year 2024, the Audit Committee, the Compensation Committee and the Nominating and Corporate Government Committee were structured as follows: The Audit Committee consisted of Mr. Kazmi, as Chair, with Mr. Caton and Mr. Francis as members. The Compensation Committee consisted of Mr. Caton, as Chair, with Mr. Kazmi and Mr. Francis as its members. The Nominating and Corporate Governance Committee consisted of Mr. Francis, as Chair, with Mr. Caton and Mr. Kazmi as its members.

The table below provides the membership for each of the committees during Fiscal Year 2024.

Nominating and
Corporate
	Audit	Compensation	Governance
Director	Committee	Committee	Committee
Najeeb Ghauri
Malea Farsai
Mark Caton (I)	X	X (C)	X
Syed Kausar Kazmi (I)	X (C)	X	X
Michael Francis (I)	X	X	X (C)

(I)	Denotes an Independent Director.
(C)	Denotes the Chairperson of the Committee.

Audit Committee

For the fiscal year ending June 30, 2024, the Company has an Audit Committee whose members are the independent directors of the Company. Mr. Kazmi as Chair, and Mr. Caton and Mr.Francis as members. In his fourth year as the Audit Committee Chair, Mr. Kazmi offers a breadth of experience in finance and banking industry as head of commercial banking and business development with Habib Bank Zurich PLC, UK. He is well versed in finances and provides valuable insight to the audit committee.

The Audit Committee met five times remotely during fiscal 2024.  The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors’ report directly to the Audit Committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. In summary, the Audit Committee is generally responsible for:

●	Appointing, compensating, retaining, and overseeing NetSol’s independent registered public accounting firm.

●	Reviewing the annual report of NetSol’s independent registered public accounting firm related to quality control.

●	Reviewing NetSol’s annual and quarterly reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, consult with the Company’s CFO, and recommend appropriate action to the Board.

●	Reviewing NetSol’s audit plans.

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●	Reviewing relationships between the independent registered public accounting firm and NetSol; and,

●	Reviewing trends in accounting policy changes that are relevant to the Company.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Fortune CPA is responsible for the preparation, presentation, and integrity of NetSol’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)). Fortune CPA is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Fortune CPA, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”

Audit Committee Financial Expert

The Company has identified Mr. Syed Kausar Kazmi as its Audit Committee financial expert. Mr. Kazmi is an independent board member as the term is defined in the Nasdaq Listing Rules. Mr. Kazmi’s over 40 years of experience in the banking industry including his current tenure as Head of Commercial Banking and Business Development for UK and Europe for Habib Bank AG Zurich as well as his service as a board member on various charities as the board member responsible for fundraising, provides him with an understanding of generally accepted accounting principles and financial reporting. Additionally, this experience provides an ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals, and reserves; experience analyzing financial statements that were comparable in the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions.

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report

As noted in the Committee’s charter, NetSol management is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The Committee’s role does not provide any special assurances with regards to NetSol’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements.

The Committee has discussed with Fortune CPA, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Fortune CPA the firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s report on Form 10-K for 2024 for filing with the SEC.

Syed Kausar Kazmi, Chair

Mark Caton

Michael Francis

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NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The Nominating & Corporate Governance Committee is comprised of Messrs. Francis (Chair), Caton and Kazmi, as members, all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. This Committee met virtually once during the 2024 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by shareholder of the Company.

The Nominating & Corporate Governance Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to: Corporate Secretary, NetSol Technologies, Inc., 16000 Ventura Blvd., Suite 770, Encino, CA 91436 or by fax to: 818-222-9197, that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder considerations will only be considered if delivered or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholder; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The Company’s Nominating Committee recommends that a nominee for a position on the Company’s Board of Directors meet the following minimum qualifications:

●	He or she must be over 21 years of age.
●	He or she must be able to read and understand basic financial statements.
●	He or she must have experience in a position with a high degree of responsibility in a business or other organization.
●	He or she must possess integrity and have high moral character.
●	He or she must be willing to apply sound, independent business judgment.
●	He or she must have sufficient time to devote to the Company.

Board Composition

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills, and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

●	Whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, corporate, educational, or a non-profit organization.
●	Whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company.
●	Whether the potential nominee is highly accomplished in his or her respective field.
●	Considering the relationship of the Company’s business to the field of technology, whether the potential nominee has received any awards or honors in the fields of technology or engineering and whether he or she is recognized as a leader in that field.
●	Whether the addition of the potential nominee has practical and mature business judgment including the ability to make independent analytical inquiries.

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●	Whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies.
●	Whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment.
●	Whether the potential nominee can work collegially with others.
●	Whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholder, and whether he or she is willing and able to represent the interests of all shareholders of the Company.
●	Any factor which would prohibit the potential nominee to devote sufficient time to its business, and
●	Any other relevant qualifications, attributes, or skills.

In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. Our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Nominating Chair prepared a blind questionnaire for all board members to evaluate the Board’s current risk management, succession, autonomy, and other matrix and has analyzed and shared it with the management.

Annually, the Nominating and Corporate Governance Committee reviews all nominations for independent board members.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the fiscal year 2024 Annual Meeting of shareholders. The Company did not receive, by February 14, 2024 (the 120th calendar day before the first anniversary of the date of the Company’s 2023 proxy statement, any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

Board Diversity

Board Diversity Matrix as of April 30, 2025

The table below summarizes certain self-identified demographic attributes of our current directors, to the extent disclosed to us by such directors.

	African American or Black	South Asian or Indian	Asian	Hispanic or Latinx	Native Hawaiian or Pacific Islander	White	Middle Eastern	Two or More Races or Ethnicities	LGBTQ+	Male	Female	Non-Binary
N. Ghauri
M. Caton
M. Farsai
M. Francis
K. Kazmi

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The Board members self-identify their ethnicities as (2) Southeast Asian, (1) Middle Eastern, and (2) White.

DIRECTORS’ EXPERIENCES AND SKILLS

SENIOR LEADERSHIP EXPERIENCE	5/5

GENDER, ETHNIC OR NATIONALITY DIVERSITY	3/5

FINANCE, ACCOUNTING & AUDITING	4/5

INDUSTRY EXPERIENCE	3/5

INTERNATIONAL BUSINESS EXPERIENCE	5/5

HUMAN CAPITAL MANAGEMENT EXPERIENCE	3/5

ESG/SOCIAL RESPONSIBILITY	2/5

OTHER PUBLIC COMPANY BOARD EXPERIENCE	0/5

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COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Caton (Chair), Mr. Kazmi, and Mr. Francis. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules and Rule 10A-3(b) under the 34 Act. None of these individuals were at any time during the fiscal year ended June 30, 2024, or at any other relevant time, an officer or employee of the Company. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation. The Compensation Committee met virtually once during the 2024 fiscal year and no material changes to executive compensation was made this year. Any succession compensation planning was addressed at the general board meetings.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation Committee’s primary duties and responsibilities are to:

(i)	Oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors.
(ii)	Review and determine the compensation of the executive officers of the Company.
(iii)	Oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management; and,
(iv)	Review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd Frank Act and certain SEC disclosure rules.

The Compensation Committee’s report is included below under “Compensation Discussion and Analysis”.

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Compensation Philosophy and Objectives

Our executive compensation philosophy calls for competitive total compensation that will reward executives for achieving individual and corporate performance objectives and will attract, motivate and retain leaders who will drive the creation of shareholder value. It incorporates elements that create shareholder value by driving financial performance, retaining a high-performing and talented executive team, and aligning the interests of the executive team with the interests of shareholders. The Compensation Committee reviews the compensation and benefit programs for executive officers, including the named executive officers, and performs an annual assessment of the Company’s executive compensation policy. In determining total compensation, the Compensation Committee considers the objectives and attributes described below.

Executive Compensation Principles
Shareholder Alignment	●	Our executive compensation programs are designed to create shareholder value.
	●	Long-term incentive awards, delivered in the form of equity, make up a portion of our executives’ total compensation and closely align the interests of executives with the long-term interests of our shareholders. Our policy prohibits the named executive officers from selling any newly issued shares for a period of three months, on an open market transaction.
Performance based	●	Long-term incentive awards are designed to reward our executive officers for creating long-term shareholder value. Long-term incentive awards are granted primarily in the form of stock options and/or shares.
Appropriate Risk	●	Our executive compensation programs are designed to encourage executive officers to take appropriate risks in managing their businesses to achieve optimal performance.
Competitive with external talent markets	●	Our executive compensation programs are designed to be competitive within the relevant markets.
Simple and transparent	●	Our executive compensation programs are designed to be readily understood by our executives, and transparent to our investors.

Director Attendance at Annual Meetings

Our Board of Directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our Board members reside around the globe and at times physical attendance at the meetings is not feasible. All board members attended the 100% of the virtual board meetings.

Shareholder Communications with the Board of Directors

We provide a process for shareholders to send communications to the Board of Directors, the non-employee members as a group or any of the directors individually. Shareholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate Secretary, NetSol Technologies, Inc., 16000 Ventura Blvd., Suite 770, Encino, CA 91436. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our Board of Directors or to the entire Board of Directors, as requested in the shareholder communication.

Shareholder Engagement

NetSol interacts with its shareholders to obtain shareholder views on various topics from our Company strategy to capital allocation and executive compensation. These interactions are typically led by our Chief Executive Officer and our Chief Financial Officer and the head of our Investor Relations firm usually during earnings calls and post quarterly reporting as well as investor-related outreach events around the country. During these interactions, our shareholders have expressed viewpoints on a variety of topics generally focused on financial performance including license fees, growth in subscription and support revenues, as well as progress made on expanding the Company’s presence in the U.S. market. Our shareholders have support for the Company’s compensation philosophy in that they want alignment between performance and pay.

We encourage any shareholder wanting to provide feedback or reach out to us to contact our Corporate Secretary at (818) 222-9195 or write to us at investors@netsoltech.com.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Other than compensation arrangements for our executive officers and directors, which are described under “Executive and Director Compensation”, since July 1, 2023, there are no transactions to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of $120,000 of one percent (1%) of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, had or will have a direct or indirect material interest.

Director Compensation Policy

Mr. Najeeb Ghauri and Ms. Malea Farsai are not paid any fees or other compensation for services as members of our Board of Directors.

The Committee relied on a survey conducted by Compensation Resources, Inc. in setting the compensation for the non-employee members of our Board of Directors. As with named executives, the aim is to compensate the Board of Directors at the mean of peer companies. Any additional cash and/or equity compensation for the fiscal year beginning was designed to maintain this mean.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof.

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2024, other than Najeeb Ghauri and Malea Farsai who were paid as part of their employment agreements with the Company and not as directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARE AWARDS ($)	TOTAL ($)

Mark Caton	53,000	53,000	106,000
Syed Kausar Kazmi	53,000	53,000	106,000
Michael Francis	53,000	53,000	106,000
	159,000	159,000	318,000

Independent members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

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CODE OF ETHICS

Code of Business Conduct & Ethics

The Company adopted its Code of Business Conduct & Ethics, as amended, and restated in November 2014, applicable to every officer, director, and employee of the Company, including, but not limited to the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct & Ethics has been posted on our website and may be viewed https://ir.netsoltech.com/governance-docs

INFORMATION ABOUT DIRECTOR NOMINEES

The Board is currently comprised of five members.

Each nominee receiving a majority of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

The Board of NetSol is comprised of a majority of independent directors. The current Independent Board members are Mr. Mark Caton, Mr. Syed Kausar Kazmi, and Mr. Francis. Annually, the Nominating and Corporate Governance Committee reviews all nominations for independent board members.

DIRECTORS TABLE

The following table sets forth the names and ages of the director nominees of the Company, the principal offices and positions with the Company held by each person and the date such person became a director of the Company. Each year the stockholders elect the Board of Directors.

The director nominees of the Company are as follows:

Name	Year First Elected as an Officer or Director	Age	Position Held with the Registrant	Family Relationship
Najeeb Ghauri	1997	71	Chief Executive Officer, Chairman and Director	Brother of Naeem Ghauri, President of NetSol
Mark Caton	2002	76	Director	None
Malea Farsai	2018	56	Director; Corporate Counsel	None
Syed Kausar Kazmi	2019	72	Director	None
Ian Smith	NA	54	None	None

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Director Qualifications

Under rules adopted by the Securities and Exchange Commission, the Company is required to describe the experience and qualifications of those persons serving as directors or nominated for election as directors. The Nominating and Corporate Governance Committee, which is charged with the responsibility of evaluating nominees for director, has historically sought individuals with prior experience in business, professional practice or government, a commitment to community involvement and, perhaps most importantly, prior service as a member of the Board of Directors. Experience gained through these pursuits is viewed by the Nominating and Corporate Governance Committee as a strong indication that individuals nominated for election as directors will possess the attributes for successful service as a member of the Board.

Business Experience of Directors

Najeeb U. Ghauri, Director, Chief Executive Officer and Chair of the Board, NetSol Technologies, Inc.

Age 71

Director since 1997

NAJEEB U. GHAURI  is the Chief Executive Officer and Chairman of NETSO Technologies, Inc He has been founder and director of the Company since 1997, Chairman since 2003 and Chief Executive Officer from January 1998 to September 2002 and from October 2006 to present. Mr. Ghauri was responsible for NetSol listing on NASDAQ in 1999 and NetSol Pakistan subsidiary listing on the Karachi Stock Exchange in 2005. Mr. Ghauri served as the Company’s Chief Executive Officer from 1999 to 2001 and as the Chief Financial Officer from 2001 to 2005. As CEO, Mr. Ghauri is responsible for managing the day-to-day operations of the Company, as well as the Company’s overall growth and expansion plan. In 2017, Mr. Najeeb Ghauri as the CEO, implemented a Company-wide initiative cutting costs which saved the Company in excess of $8.0 MN. Mr. Ghauri was also instrumental in the substantial increase in revenue for fiscal year end 2015 and onwards. In addition, under his leadership and the senior top management, NetSol won the largest contract for the Company, worth over $120 million, in December 2015. Under his watch, NetSol has become a leading player in China with innovation and a cutting-edge technology.

In September 2020, Mr. Ghauri was presented with the highest civilian award in Pakistan, “Sitar e Imtiaz”, a medal of pride, in recognition for his work in IT and philanthropic activities causes in Pakistan. This medal was conferred by the President of Pakistan at the President House in Islamabad, Pakistan. Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company (ARCO) (now acquired by BP), a Fortune 500 Company, from 1987-1997. Prior to ARCO, he spent nearly five years with Unilever as brand and sales managers. Mr. Ghauri attended Eastern Illinois University in 1977-78 for Bachelor of Science degree in Management/Economics. He earned an M.B.A. in Marketing Management from Peter F. Drucker School of Management, Claremont, California in 1981. Mr. Ghauri was elected Vice Chairman of US Pakistan Business Council in 2006, a Washington D.C. based council of US Chamber of Commerce. He is also very active in several philanthropic activities in emerging markets and is a founding director of Pakistan Human Development Fund, a non-profit organization, a partnership with UNDP to promote literacy, health services and poverty alleviation in Pakistan. Mr. Ghauri has participated in NASDAQ opening and/or closing bell ceremonies in 2006, 2008, 2009, 2015 and 2020. In 2024, he was recognized as one of the most distinguished ‘Alma mater’ of an American University in Pakistan – Forman Christian College – FCC in Lahore Pakistan.

Skills and Qualifications: Mr. Ghauri has an extensive executive, operational and strategic leadership experience in a global setting and substantial experience in establishing management performance objective and establishing goals. Mr. Ghauri not only serves the Board with his experience as a Chief Executive Officer, but also his skills and insight into global operational logistics, which he developed over the course of his 27-year career in technology industry.

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Mark Caton, Director, President of Centela Capital, Inc.

Age 76

Director since 2007

MARK CATON joined the Board of Directors in 2007. Mr. Caton is currently President of Centela Capital, Inc. a diversified financial services Company, a position he has held since 2006. Prior to joining Centela Capital, Mr. Caton was President of NetSol Technologies USA, responsible for US sales, from June 2002 to December 2003. Mr. Caton was previously employed by ePlus from 1994 to 2002 as Senior Vice President-Business Development. He was a member of the UCLA Alumni Association Board of Directors and served on the Board of Directors of NetSol from 2002-2005. Mr. Caton is the Chair of the Compensation Committee and a member of the Audit and Nominating and Corporate Governance Committees. Mr. Caton received his BA from UCLA in psychology in 1971.

Skills and Qualifications: Mr. Caton serves the Board with his 46 years of experience in sales, marketing and management in the financial leasing and software industries.

Malea Farsai, Corporate Counsel, NetSol Technologies, Inc.

Age 56

Director Since 2018

MALEA FARSAI joined the Board of Directors for the first time in 2018 and is currently the Company’s Corporate Counsel. Before joining NetSol in March 2000, Ms. Farsai was an associate at the law firm of Horwitz and Beam where she represented both domestic and international private and public clients from technology to apparel in various transactions from 1996-2000. She has also worked on the formation of business startups and IPOs. Ms. Farsai was on the team that took NetSol public and is the one who listed NetSol on NASDAQ in 1999 and has maintained its listing since then to current. After two decades with the Company, Ms. Farsai continues to work part-time as Corporate Counsel overseeing the Company’s insurance as well as day to day corporate legal needs. She has also obtained many of NetSol’s various trademarks. Ms. Farsai has been actively updating and overseeing the Company’s Corporate and Social Responsibilities (CSR) globally and has effectively established a 501(c)(3) foundation for NetSol to continue its charitable work internationally. Ms. Farsai received her B.A. degree from University of California, Irvine, and her J.D. in 1996, and has been a member of the California State Bar since 1996. She sits on the board of various charitable organizations in Los Angeles.

Skills and Qualifications: Ms. Farsai has served the Company and its legal department since its inception and has a breadth of knowledge and understanding about NetSol’s business through her role as Corporate Counsel. She also has an understanding of Public Company corporate governance as well as the management and retention of a diverse group of employees.

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Syed Kausar Kazmi, Head of Commercial Banking and Business Development, Habib Bank Zurich PLC, UK

Age 72

Director since 2019

SYED KAUSAR KAZMI joined the Board of Directors in 2019. Mr. Kazmi brings over 40 years of expertise in the banking industry and is currently the Head of Commercial Banking and Business Development at Habib Bank Zurich PLC, located in London where he has served in this capacity since 2016. Prior to this position, Mr. Kazmi served as the Head of Business Development for UK and Europe at Habib Bank AG Zurich in London from 2012-2016, before which Mr. Kazmi was the CEO of the UK operations of Habib Bank AG Zurich from 2009-2012. In 2018, Mr. Kazmi was awarded by Power 100, Parliamentary Review in association with The British Publishing Company a “Lifetime Achievement Award” for his significant and lasting impact on the banking sector. In addition, Mr. Kazmi has been awarded by the Asian Media Group the “GG2 Power List” celebrating Britain’s 101 most influential Asians from 2016-2018.

Mr. Kazmi received his BSc in Chemical Engineering with II Class Honors from Habib Institute of Technology in 1974.  He sits on the board of many charitable organizations, with a focus on helping raise funds. Mr. Kazmi is the Chair of the Audit Committee and is a member of the Nominating and Corporate Governance and Compensation Committees.

Skills and Qualifications: Mr. Kazmi has strong financial services and management expertise. He directs the operations of a financial services business, expending its focus on business development.

Ian Smith, President and investor of MIP, Inc.

Age 54

IAN SMITH is being nominated for his first term with the Company. Mr. Smith brings over 30 years’ experience in the financial services industry. As a highly experienced international CEO, with BMW Groups’ largest financial services business/region, he was responsible and accountable for a greater than $50 billion balance sheet and P&L of over $600 million NOI per year. He held various roles with BMW Groups but most significantly as Chief Executive Officer for BMW Group Financial Services-USA and the Americas from January 2017 through December 2021. He is currently an investor in and President of MIP, Inc. a medical textiles business operating in the UK, Germany, Canada and, other international markets. Mr. Smith received is BTEC National Diploma, Business & Finance at Wigan College of Technology in 1989. He completed the Professional Management Foundation Program at the Institute of Personnel Management in 1991. He received a post graduate certificate from Edinburgh Business School, Herriot-Watt University in 2006 and finally a Certificate in Company Direction from the Institute of Directors in 2013. Mr. Smith has board experience and currently serves as an advisory board member of Spring Free EV, a US based Fintech Company.

Skills and Qualifications: Mr. Smith brings to the Board a seasoned expertise in automotive financial services strategy, a depth of experience in product advancement through digitization and, versatile and proven management proficiency.

No Arrangements of Understandings

There are no arrangements or understandings between any nominee for director and any other person(s) pursuant to which such nominee was or is to be selected as a director or nominee.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Committee is responsible for establishing and overseeing compensation programs that comply with NetSol’s executive compensation philosophy. As described in this Compensation Discussion and Analysis (“CD&A”), the Compensation Committee follows a disciplined process for setting executive compensation. This process involves analyzing factors such as Company performance, individual performance, strategic goals and competitive market data to arrive at each element of compensation. The Compensation Committee approves compensation decisions for all executive officers. An independent compensation consultant helps the Compensation Committee by providing advice, information, and an objective opinion. This CD&A will focus on the compensation awarded to NetSol’s “named executive officers”—the Chief Executive Officer, Chief Financial Officer, and General Counsel, Corporate Secretary. You can find more complete information about all elements of compensation for the named executive officers in the following discussion and in the Summary Compensation table that appears on page 48.

Fiscal 2024 Executive Compensation Highlights and Governance

This section identifies the most significant decisions and changes made regarding NetSol’s executive compensation in fiscal year 2024.

Shareholder Approval of Compensation

At the last annual general meeting held on June 13, 2024, shareholders expressed support for our executive compensation programs, with 91% of votes cast at the meeting voting to ratify the compensation of our named executive officers. Although the advisory shareholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote and the sentiments of our shareholders when making future compensation decisions for the named executive officers. Based on the results from our last annual general meeting, the Compensation Committee believes shareholders support the Company’s executive compensation philosophy and the compensation paid to the named executive officers.

Taking into account the support of this plan at the June13, 2024 Annual Shareholders Meeting, the Compensation Committee believes the compensation program meaningfully explains the Compensation Committee’s compensation decisions and its determination to tie long term incentives of the Chief Executive Officer to performance criteria. The Compensation Committee continues to reach out to its shareholders regarding their positions on the Company’s compensation program. In connection with the proxy solicitations, the executive compensation was discussed with certain of our top shareholders and their general acceptance of the compensation structure is reflected in the proxy vote results. Accordingly, the Compensation Committee will continue to provide the CEO with a bonus criterion that is based on total revenues and income from operations on a graduated basis. Bonuses would be paid 60% in cash and 40% in stock valued at the share price on June 30th of the fiscal year in which it was earned.

Governance and Evolving Compensation Practices

The Compensation Committee and the Board are aware of evolving practices in executive compensation and corporate governance. In response, we have adopted and/or maintained certain policies and practices that are in keeping with “best practices” in many areas. For example:

● The Compensation Committee periodically engages an independent compensation consultant to evaluate our chief executive officer’s executive compensation practices in comparison to a peer group.

● We do not provide excessive executive perquisites to our named executive officers.

● Our incentive plans expressly prohibit repricing of options (directly or indirectly) without prior shareholder approval.

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● Our policy on the prevention of insider trading prohibits various types of transactions involving Company stock or securities, including short sales, options trading, hedging, margin purchases and pledges.

● Our stock ownership guidelines require our executive officers to align their long-term interests with those of our stockholders.

● Our policy prohibits the named executive officers from selling any newly issued shares for a period of three months, in an open market transaction.

● Beginning with our fiscal year 2019 to current, we modified our compensation practices for our CEO to tie a significant portion to financial results both on a top line and bottom-line basis.

General Compensation Overview

For 2024, compensation designed for our executive officers consisted of:

●	Base Salary
●	Cash awards at the discretion of the Compensation Committee
●	Stock purchase options; and
●	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

In response to discussions we have had with certain shareholders and given the percentage voting in favor of our executive compensation, beginning with the 2019 fiscal year, Chief Executive Officer compensation shall consist of:

●	Base Salary
●	Short-term cash awards conditioned upon achieving objective performance targets
●	Long-term equity in the form of time and objective performance targets; and
●	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

The Compensation Committee administers the cash and non-cash compensation programs applicable to our executive officers. The Compensation Committee makes all decisions about executive officer compensation for the Chief Executive Officer and the remaining named executives after discussion with our Chief Executive Officer about his direct reports. The Compensation Committee has often refined the direct reports’ compensation recommendations made by the Chief Executive Officer. Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which, consistent with NASDAQ requirements, is comprised exclusively of independent directors, and the Chief Executive Officer does not participate in Committee decisions surrounding his compensation.

Independent Compensation Consultant

The Compensation Committee has retained Compensation Resources, Inc. as its independent compensation consultant. Compensation Resources provided chief executive officer and director compensation consulting services to the Compensation Committee, including a competitive market analysis of peers and the base salary, total cash compensation and total direct compensation. Interactions with Compensation Resources was limited to the Compensation Committee Chair and interaction with executives was generally limited to discussions as required to compile information at the Compensation Committee’s direction. During fiscal year 2024, Compensation Resources did not provide services to the Company. Based on these factors and its own evaluation of Compensation Resources independence pursuant to the requirements approved and adopted by the SEC, the Compensation Committee has determined that the work performed by Compensation Resources does not raise any conflicts of interest.

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Compensation Philosophy and Objectives

Our executive compensation philosophy calls for competitive total compensation that will reward executives for achieving individual and corporate performance objectives and will attract, motivate and retain leaders who will drive the creation of shareholder value. It incorporates elements that create shareholder value by driving financial performance, retaining a high-performing and talented executive team, and aligning the interests of the executive team with the interests of shareholders. The Compensation Committee reviews the compensation and benefit programs for executive officers, including the named executive officers, and performs an annual assessment of the Company’s executive compensation policy. In determining total compensation, the Compensation Committee considers the objectives and attributes described below.

Executive Compensation Principles
Shareholder Alignment	●	Our executive compensation programs are designed to create shareholder value.
	●	Long-term incentive awards, delivered in the form of equity, make up a portion of our executives’ total compensation and closely align the interests of executives with the long-term interests of our shareholders. Our policy prohibits the named executive officers from selling any newly issued shares for a period of three months, on an open market transaction.
Performance based	●	Long-term incentive awards are designed to reward our executive officers for creating long-term shareholder value. Long-term incentive awards are granted primarily in the form of stock options and/or shares.
Appropriate Risk	●	Our executive compensation programs are designed to encourage executive officers to take appropriate risks in managing their businesses to achieve optimal performance.
Competitive with external talent markets	●	Our executive compensation programs are designed to be competitive within the relevant markets.
Simple and transparent	●	Our executive compensation programs are designed to be readily understood by our executives, and transparent to our investors.

Compensation Analysis Peer Group

After consideration of business models, Company revenue and market capitalization of other companies in the Company’s technology industry segment, and with the input from Compensation Resources, Inc., the compensation consultant used by the Company at the time the study was last conducted, the Compensation Committee established the following list of peer companies to provide a comparative framework for use in setting executive compensation:

American Software, Inc.

BSquare Corp.

Cass Information Systems

Digital Turbine, Inc.

Everbridge, Inc.

Mitek Systems, Inc.

SPS Commerce Inc.

Executive Officer Base Salaries and Compensation Comparisons

Compensation plans are developed by utilizing publicly available compensation data in the information technology and software services industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as the Company. The Compensation Committee has determined to utilize the services of a consultant for purposes of comparing our compensation program with similarly situated companies in like industries. The recommendations of these consultants will be utilized by the Compensation Committee in determining the appropriate compensation packages in addition to taking into account the unique global scale of the Company’s business. While these consultants may make general recommendations about the size and components of compensation, we anticipate our philosophy to continue on the basis of a pay-for-performance philosophy.

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In establishing the compensation of our named Chief Executive Officer and President, we based the amounts primarily on the market data and advice provided by Compensation Resources, Inc. with respect to the compensation paid to individuals who perform substantially similar functions within the peer group companies. In connection with the other named executive officers, we also relied on the recommendations of the Chief Executive Officer’s analysis relative to those individuals’ performance and compensation. We also examined the outstanding stock options and equity grants held by the executive officers for the purpose of considering the retention value of any additional equity awards.

As a general guideline, for our named executive officers, we aim to set base salary, cash compensation and total compensation at approximately the mean market range. Our analysis determined that the base salary of our Chief Executive officer was slightly above the mean, cash compensation was generally within the mean, but the total direct compensation was below the mean. As such, it was determined to develop a long-term, performance-based element of the compensation that brought the total direct compensation within the mean.

2024 Executive Compensation Components

Base Salary

An executive’s base salary is a fixed element of the executive’s compensation intended to attract and retain executives. It is evaluated together with components of the executive’s other compensation to ensure that the executive’s total compensation is consistent with our overall compensation philosophy. Base salaries are adjusted annually by the Compensation Committee.

The base salaries were established in arms-length negotiations between the executive and the Company, considering their extensive experience, knowledge of the industry, track record, and achievements on behalf of the Company. The Company expects each named executive officer to contribute to the Company’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility.

Mr. Ghauri’s base salary for fiscal year 2024 was $693,000 and in addition he received $200,000 in allowances. Mr. Ghauri’s base salary will be $840,000 and allowances will remain the same for fiscal year 2025. Mr. Almond’s base salary for fiscal year 2024 was $226,000 and in addition he received $24,000 in allowances. For fiscal year 2025, Mr. Almonds salary will be $275,000. Ms. McGlasson salary for fiscal year 2024 was $233,622 and her base salary for fiscal year 2025 will be $252,312. The Compensation Committee determined that salary alone was an adequate basis for short term compensation, and that equity incentives would be used for the long-term elements of incentive programs for Ms. McGlasson and Mr. Almond.

Annual Bonus

Our compensation program includes eligibility for bonuses as rewarded by the Compensation Committee. All executives are eligible for annual performance-based cash bonuses in accordance with Company policies. The Compensation Committee takes into consideration the executive’s performance during the previous year to determine eligibility for discretionary bonuses. Further, the compensation committee will review, if applicable, the performance criteria set forth in an executive’s previous year’s agreement and will determine if the executive has met such criteria in order to achieve the bonus. The Company’s bonus criteria at the executive management level, is typically based on a gross revenue and income from operations targets. Cash bonuses, if any for 2024 are reflected in the summary of compensation table on page 48. For 2024, based on structured key performance indices (KPI)’) by the Compensation Committee, Mr. Ghauri earned a bonus of $472,890. See bonus structure as discussed below on page 46. The Compensation Committee determined that Gross Revenue and Income from Operations structure used in fiscal 2024 continues to be a proper measure for measuring Mr. Ghauri’s performance in that it encourages his participation in revenue generating activities and continues to incentivize him to monitor and maximize cost efficiency.

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Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Because base salary and equity awards are such basic elements of compensation within our industry, as well as the high technology and software industries in general, and are generally expected by employees, we believe that these components must be included in our compensation mix in order for us to compete effectively for talented executives. We award time based vested stock from our Equity Incentive Plans for several reasons. First, such awards facilitate retention of our executives. Restricted stock generally vests only if the executive remains employed by the Company. Second, time-based stock awards align executive compensation with the interests of our shareholders and thereby focuses executives on increasing value for the shareholders. Time vested stock generally only provides a superior return if the stock price appreciates, and results in materially less dilution to the shareholders than options while frequently providing equivalent value to the employee at less cost to the Company than options. In determining the number of shares to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value, past and recent performance, and the estimated value of shares at the time of grant. Assuming individual performance at a level satisfactory to the Compensation Committee, the size of total equity compensation is generally targeted at the 50th percentile for the peer group. As indicated above, market data, including compensation percentiles, were among several factors the committee reviewed in determining compensation.

Equity incentives provided to executives are determined by the Fair Market Value of our common stock on the grant date. Each executive’s stock award was based on an analysis of the Compensation Committee of an appropriate overall cash compensation for each individual taking into account their position and compensation at similarly situated companies. Each executive’s stock award was based on a desired overall compensation cash value less the base salary as approved by the Compensation Committee.

Mr. Najeeb Ghauri is eligible to receive grants of shares based on the performance criteria connected to gross revenues and net income from operations as discussed below. The total compensation including equity grants is designed to bring the Chief Executive Officer to the mean market average.

Mr. Najeeb Ghauri’s bonus for fiscal year 2024 is based on the total revenues and income from operations on a graduated basis. The following table demonstrates the graduated percentage of bonus that Mr. Ghauri will be eligible to earn based on the percentage of the goal achieved. Bonuses will be paid 60% in cash and 40% in shares of common stock valued on June 30, 2024. Total net revenues and income from operations are based on those values reported for the year ending June 30, 2024 excluding any adjustments relating to changes in revenue recognition policy.

Mr. Ghauri’s bonus for fiscal year 2025 shall be based on total revenues and income from operations on a graduated basis. The following table demonstrates the graduated percentage of bonus that Mr. Ghauri will be eligible to earn based on the percentage of the goal achieved. Bonuses will be paid 60% in cash and 40% in shares of common stock valued on June 30 of the fiscal year in question The bonus shall be calculated based on the increase in annual revenues compared to the baseline revenue. The baseline revenue for the purpose of this bonus calculation shall be defined as the highest annual revenue achieved in any previous year beginning with Fiscal Year End June 30, 2024. Under no circumstances shall the baseline revenue be adjusted downward, even if annual revenues in subsequent years fall below this highest annual revenue mark.

	Allocated Bonus %	% of Bonus	25%	50%	100%	125%	150%	175%	200%
Net revenues	55%	Increase in revenues	5%	10%	15%	20%	25%	30%	35%
Bonus Earned			$82,500	$165,000	$330,000	$412,500	$495,000	$577,500	$660,000

		% of Bonus	25%	50%	100%	125%	150%	175%	200%
Income from Operations	45%	Income from Operations %	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
Bonus Earned			$67,500	$135,000	$270,000	$337,500	$405,000	$472,500	$540,000

Total Bonus			$150,000	$300,000	$600,000	$750,000	$900,000	$1,050,000	$1,200,000

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Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to NetSol’s executive officers.

We maintain benefits and perquisites that are offered to all employees, including health and dental insurance. Benefits and perquisites may vary in different country locations and are consistent with local practices and regulations.

Termination Based Compensation

Upon termination of employment, all executive officers with a written employment agreement are entitled to receive severance payments under their employment agreements. In determining whether to approve, and as part of the process of setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination. Further, the Committee recognizes that many of the named executives and officers have participated in the Company since its founding and that this participation has not resulted in a return on their investments. Termination and Change in Control Payments considered both the risk and the dedication of these executives’ service to the Company.

Our Chief Executive Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the fourth anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the fourth anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

Our Chief Financial Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the first anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the first anniversary from the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

The Secretary of the Company has an employment agreement that provides, if she is terminated without cause or if the executive terminates the agreement with Good Reason, she is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the second anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for her and her family until the end of the employment term and through the end of the second anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

These agreements were designed to assist in the retention of the services of our named executives and to determine in advance the rights and remedies of the parties in connection with any termination. The types and amounts of compensation and the triggering events set forth in these agreements were based on a review of the terms and conditions of normal and customary agreements in our competitive marketplace.

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Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee is aware of the limitations imposed by Section 162(m) and considers the issue of deductibility when and if circumstances warrant. The committee reviews proposed compensation plans in light of applicable tax deductions, and generally seeks to maximize the deductibility for tax purposes of all elements of compensation. However, the committee may approve compensation that does not qualify for deductibility, including stock option and time-based restricted stock awards, if and when the committee deems it to be in the best interests of the Company and our shareholders.

Accounting for Stock-Based Compensation

Commencing on July 1, 2006, we began accounting for stock-based payments, including awards under our Employee Stock Option Plans, in accordance with the of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

Summary Compensation

The following table shows the compensation for the fiscal years ended June 30, 2024 and 2023, earned by our Chairman and Chief Executive Officer, our Chief Financial Officer who is our Principal Financial and Accounting Officer, and others considered to be executive officers of the Company.

Name and Principal Position	Fiscal Year Ended	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)		Total ($)
Najeeb Ghauri	2024	$693,000		$472,890	(2)	$-	$20,285	$200,000	(3)	$1,386,175
CEO & Chairman	2023	$700,000		$-	(2)	$-	$-	$200,000	(3)	$900,000
Naeem Ghauri	2024	$920,000	(4)	$-		$-	$20,285	$-	(5)	$940,285
President	2023	$802,883	(4)	$-		$-	$-	$47,220	(5)	$850,103
Roger K Almond	2024	$226,000		$20,000		$-	$-	$37,713	(6)	$283,713
Chief Financial Officer	2023	$226,000		$10,000		$-	$-	$36,871	(6)	$272,871
Patti L. W. McGlasson	2024	$233,622		$-		$-	$-	$13,073	(7)	$246,695
Secretary, General Counsel	2023	$233,622		$-		$-	$-	$11,719	(7)	$245,341

(1) There were no stock awards during the two years presented.

(2) Bonus was awarded based on Mr. Ghauri’s bonus structure as detailed on page 46.

(3) Per Mr. Najeeb Ghauri’s compensation agreement, he received $200,000 in allowances, perquisites and benefits such as car allowance, insurance premiums, and home office allowance for the fiscal years ended June 30, 2024 and 2023.

(4) Consists of $780,000 and $610,068 base salary and $140,000 and $192,815 commission for the fiscal years ended June 30, 2024 and 2023, respectively.

(5) Per Mr. Naeem Ghauri’s compensation agreement, he received $nil and $47,220 in allowances, perquisites and benefits for the fiscal years ended June 30, 2024 and 2023, respectively.

(6) Consists of $13,713 and $12,871 paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal years ended June 30, 2024 and 2023, respectively, and $24,000 paid as car allowance for the years ended June 30, 2024 and 2023.

(7) Consists of $13,073 and $11,719 paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal years ended June 30, 2024 and 2023, respectively.

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Grants of Plan-Based Awards

There were no stock grants during the two years presented.

Discussion of Summary Compensation Table

The terms of our executive officers’ compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee. The terms of Mr. Najeeb Ghauri’s employment agreement with the Company were the result of negotiations between the Company and the executive and were approved by our Compensation Committee and Board of Directors. The terms of Ms. McGlasson’s and Mr. Almond’s employment agreement with the Company were the result of negotiations between our Chief Executive Officer and the employees and were approved by our Compensation Committee.

Employment Agreement with Najeeb Ghauri

Effective July 1, 2024, the Company entered into an amended and restated employment agreement with our Chief Executive Officer, Najeeb Ghauri (the “CEO Agreement”). The CEO Agreement was amended solely to place the base salary and bonus structure for Mr. Ghauri into the Appendix to the CEO Agreement. All other material terms remain unchanged. From the agreement entered into with Mr. Ghauri in January 1, 2007 and amended thereafter. Pursuant to the CEO Agreement between Mr. Ghauri and the Company the Company agreed to employ Mr. Ghauri as its Chief Executive Officer for a five-year term. The term of employment automatically renews for 12 additional months unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. For the fiscal year 2024, Mr. Ghauri is entitled to an annualized compensation of $900,000 consisting of salary, allowances, perquisites and benefits, and is eligible for annual bonuses based on the bonus structure adopted by the Compensation Committee. For fiscal year 2025, Mr. Ghauri’s annualized compensation consisting of salary, allowance, perquisites and benefits will be $1,040,000. Mr. Ghauri is entitled to six weeks of paid vacation per calendar year.

The CEO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CEO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 48 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health related plan benefits for a period of 48 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CEO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CEO Agreement by the Company. Under the CEO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CEO Agreement by Mr. Ghauri.

The above summary of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which was filed as an exhibit to the Company’s 10-K for the fiscal year ended June 30, 2024.

Employment Agreement with Roger K. Almond

Effective July 1, 2024, the Company entered into an amended and restated employment agreement with our Chief Executive Officer, Roger Almond (the “CFO Agreement”). The CFO Agreement was amended solely to place the base salary for Mr. Almond into the Appendix to the CFO Agreement. All other material terms remain unchanged from the agreement entered into with Mr. Almond on March 1, 2015 and amended thereafter. According to the terms of the CFO Agreement, the term of the agreement automatically extends for an additional one-year period unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. For the fiscal year 2024, Mr. Almond was entitled to an annualized base salary of $226,000 per annum and a $2,000 per month car allowance, and eligible for annual bonuses at the discretion of the Chief Executive Officer. Mr. Almond’s salary for the fiscal year 2025 will be $275,000, and is eligible for annual bonuses at the discretion of the Chief Executive Officer. In addition, Mr. Almond is entitled to participate in the Company’s equity incentive plans and is entitled to six weeks of paid vacation per calendar year.

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The CFO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CFO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 12 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health related plan benefits for a period of 12 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CFO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 60 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CFO Agreement by Mr. Almond.

The above summary of the CFO Agreement is qualified in its entirety by reference to the full text of the CFO Agreement, a copy of which was filed as an exhibit to this form 10-K.

Employment Agreement with Patti L. W. McGlasson

Effective July 1, 2024, the Company entered into an amended and restated employment agreement with our Secretary, General Counsel and Senior Vice President, Legal and Corporate Affairs, Patti L. W. McGlasson (the “GC Agreement”). The GC Agreement was amended solely to include Ms. McGlasson’s current title and to place the base salary for Ms. McGlasson into the Appendix to the GC Agreement. All other material terms remain unchanged from the agreement entered into with Ms. McGlasson in January 1, 2006 and amended thereafter. Pursuant to the General Counsel Agreement, the Company agreed to employ Ms. McGlasson as its Secretary, General Counsel and Sr. Vice President of Legal and Corporate Affairs for one year terms. According to the terms of the GC Agreement, the term of the agreement automatically extends for an additional one-year period unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. GC Agreement, Ms. McGlasson is entitled to an annualized base salary of $233,622 per annum for the fiscal year 2024, and is eligible for annual bonuses at the discretion of the Chief Executive Officer. Ms. McGlasson’s salary for fiscal year 2025 will be $252,312. In addition, Ms. McGlasson is entitled to participate in the Company’s equity incentive plans and is entitled to six weeks of paid vacation per calendar year.

The GC Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the General Counsel Agreement, if she terminates her employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, she shall be entitled to all remaining salary from the termination date until 24 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and continuation of all health related plan benefits for a period of 24 months. She shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If she is terminated by the Company for Cause (as described below), or at the end of the employment term, she shall not be entitled to further compensation. Under the General Counsel Agreement, Good Reason includes the assignment of duties inconsistent with her title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 60 miles, if the Company asks her to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the General Counsel Agreement by the Company. Under the General Counsel Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform her duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the General Counsel Agreement by Ms. McGlasson.

The above summary of the General Counsel Agreement is qualified in its entirety by reference to the full text of the GC Agreement filed with our 10-K.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on June 30, 2024, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF COMMON STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF SHARES THAT HAVE NOT VESTED ($)
Najeeb Ghauri	50,000	-	2.15	1/1/25	-	-	-	-
Naeem Ghauri	50,000	-	2.15	1/1/25	-	-	-	-
Roger K Almond	-	-	-		-	-	-	-
Patti L. W. McGlasson	-	-	-		-	-	-	-

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer’s employment terminates, the executive officer is entitled to receive amounts earned during the term of employment. Such amounts include the portion of the executive’s base salary that has accrued prior to any termination and not yet been paid, and unused vacation pay.

In addition, we are required to make the additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control, as set forth below.

Change-in-Control Payments

Najeeb Ghauri, Chairman and Chief Executive Officer

In the event that Mr. Ghauri is terminated as a result of a change in control, he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

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The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2024, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$2,800,000	$116,667	$2,800,000
Health Related Benefits	39,216	-	39,216
Bonus	-	-	-
Salary Multiple Pay-out	2,093,000	-	-
Bonus or Revenue One-time Pay-Out	613,931	-	-
Net Cash Value of Options	107,500	-	-

Total	$5,653,647	$116,667	$2,839,216

Roger Almond, Chief Financial Officer

In the event that Mr. Almond is terminated as a result of a change in control, he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Mr. Almond assuming his employment with us was terminated or a change of control occurred on June 30, 2024, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$226,000	$37,667	$226,000
Health related benefits	15,252	-	15,252
Bonus	-	-	-
Salary Multiple Pay-out	675,740	-	-
Bonus or Revenue One-time Pay-Out	306,965	-	-
Net Cash Value of Options	-	-	-

Total	$1,223,957	$37,667	$241,252

Patti L. W. McGlasson, Senior V.P. of Legal and Corporate Affairs, Secretary and General Counsel

In the event that Ms. McGlasson is terminated as a result of a change in control, she is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and her salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

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The following table summarizes the potential payments to Ms. McGlasson assuming her employment with us was terminated or a change of control occurred on June 30, 2024, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$467,244	$38,937	$467,244
Health related benefits	25,704	-	25,704
Bonus	-	-	-
Salary Multiple Pay-out	698,530	-	-
Bonus or Revenue One-time Pay-Out	306,965	-	-
Net Cash Value of Options	-	-	-

Total	$1,498,443	$38,937	$492,948

Director Compensation

Director Compensation Policy

Mr. Najeeb Ghauri and Ms. Malea Farsai are not paid any fees or other compensation for services as members of our Board of Directors.

The Committee relied on a survey conducted by Compensation Resources, Inc. in setting the compensation for the non-employee members of our Board of Directors. As with named executives, the aim is to compensate the Board of Directors at the mean of peer companies. Any additional cash and/or equity compensation for the fiscal year beginning was designed to maintain this mean.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof.

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2024, other than Najeeb Ghauri and Malea Farsai who were paid as part of their employment agreements with the Company and not as directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARE AWARDS ($)	TOTAL ($)

Mark Caton	53,000	53,000	106,000
Syed Kausar Kazmi	53,000	53,000	106,000
Michael Francis	53,000	53,000	106,000
	159,000	159,000	318,000

Independent members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

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Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Caton (Chairman), Mr. Kazmi, and Mr. Francis. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2024, or at any other relevant time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Employee Equity Plans

OPTIONS:

	Number of Options Authorized	Options Grants Issued	Options Grants Cancelled / Expired	Available for Issue	Options Issued but Outstanding

The 2005 stock option plan	500,000	499,859	-	141	-
The 2013 stock option plan	1,250,000	1,247,476	-	2,524	-
The 2015 stock option plan	1,250,000	1,214,013	-	35,987	250,000

	3,700,000	3,661,348	-	38,652	250,000

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this Proxy Statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into NetSol Technologies, Inc. Annual Report on Form 10K for the year ended June 30, 2024, as previously filed.

Compensation Committee

Mark Caton (Chair)

Syed Kausar Kazmi

Michael Francis

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, its only class of outstanding voting securities as of April 30, 2025, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding common Stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group:

		Number of Shares
Name of Beneficial Owner (1)		Beneficially Owned (2)	Percentage
Najeeb Ghauri	(3)(a)	903,363	7.71%
Naeem Ghauri	(3)(a)	472,869	4.04%
Mark Caton	(3)	154,074	1.32%
Syed Kausar Kazmi	(3)	63,937	*
Michael Francis	(3)	14,925	*
Patti McGlasson	(3)	81,050	*
Roger Almond	(3)	20,736	*
Malea Farsai	(3)	39,811	*
The Vanguard Group	(5)	649,497	5.55%
Todd M Felte	(6)	602,934	5.15%
All officers and directors as a group (eight persons)		1,750,765	14.95%

* Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to share grants that will vest or options currently exercisable or exercisable within 60 days of April 30, 2025, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3) Address c/o NetSol Technologies, Inc. at 16000 Ventura Blvd., Suite 770, Encino, CA 91436.

(4) Shares issued and outstanding as of April 30, 2025 were 11,709,543.

(5) 5% or greater shareholder based on Schedule 13G/A filing on February 13, 2024.

(6) 5% of greater shareholder based on Schedule 13G/A filing on January 21, 2025.

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DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR FISCAL 2025

The Rules of the Securities and Exchange Commission permit shareholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company’s 2025 annual meeting of shareholders is expected to be held on or about June 24, 2026, and proxy materials in connection with that meeting are expected to be mailed on or about May 5, 2026. The Company must receive stockholder proposals prepared in accordance with the proxy rules by January 24, 2026

A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons holding ten percent or more of a registered class of the Company’s equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2024 all Section 16(a) filing requirements applicable to its executive officers, directors, and beneficial owners of more than 5% of its Common Stock were complied.

VOTING PROCEDURES

Tabulation of the Votes: The votes cast by proxy will be tabulated by Broadridge.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any of or all of the proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

ANNUAL REPORT ON FORM 10-K

A copy of NetSol’s Annual Report on Form 10-K for the year ended June 30, 2024 which has been filed with the SEC pursuant to the Exchange Act will be furnished to shareholders together with this Proxy Statement. Copies of these reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 16000 Ventura Blvd., Suite 770, Encino, CA 91436 or from the Internet on SEC’s Edgar database at www.sec.gov.

Incorporation by Reference

We incorporate the Annual Report for the fiscal year ended June 30, 2024, the Quarterly Report for the quarter ended September 30, 2024, and the Quarterly Report for the quarter ended December 31, 2024, all of which have been filed with the SEC pursuant to the Exchange Act into this proxy statement by this reference.  As stated above, the annual report on form 10-K is being delivered to shareholders together with this Proxy Statement.

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OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES, VOTE VIA TELEPHONE OR VOTE AT THE MEETING

Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in NetSol and we would appreciate your vote on the proxy card or via phone, or via the Internet or through our proxy solicitor, DF King. If you plan to vote at the Annual Meeting by proxy, please either sign date and mail the enclosed Proxy in the enclosed envelope or by visiting www.proxyvote.com, as soon as possible. Thank you and we look forward to seeing you at the Annual Meeting.

Dated: May 1, 2025

Encino, California

BY ORDER OF THE BOARD OF DIRECTORS

Najeeb Ghauri
Chair and CEO

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Appendix A

Articles of Amendment of Articles of Incorporation of

NetSol Technologies, Inc.

RESOLVED, that the Articles of Incorporation be, and the same hereby is, amended by deleting the current “Article 3” therefor, and substituting the following:

“THREE: The Corporation shall be authorized to issue 18,500,000 shares of capital stock of which 18,000,000 shares shall be shares of Common stock, $.01 par value (“Common Stock”) and 500,000 shares shall be shares of Preferred Stock, $.01 par value (“Preferred Stock.”). The board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited or no voting powers, and such designations, preferences and relative and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the “NRS”), including without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preferences to, or in such relations to, the dividends in class or classes or in any other series, (iii) entitled to such rights upon the dissolution of; or upon any distribution of assets of, or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of the Corporation; (iv) entitled to vote separately or together with any other series or class of stock of the Corporation or (v) convertible into or exchangeable for shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such adjustments; all as may be stated in such resolution or resolutions.”

The foregoing amendment was duly adopted in accordance with the provisions of Section 78.390 and 78.209 of the NRS. The total number of shares voting at our annual meeting of shareholders held on June 24, 2025 was _____ of which shares ______ voted in favor of the amendment, exceeding the vote required by more than __%.

IN WITNESS WHEREOF, NetSol Technologies, Inc. has caused this Certificate to be executed by its duly authorized officer on this ___ day of ____, 2025.

Signature:
Najeeb Ghauri, CEO

Signature:
Patti McGlasson, Secretary

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Appendix B

NETSOL TECHNOLOGIES, INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

1.1 General.

The purpose of the NetSol Technologies, Inc. 2025 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of NetSol Technologies, Inc. (the “Company”), by linking the personal interests of its qualified directors, officers, employees and consultants to those of Company shareholders and by providing its qualified directors, officers, employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected directors, officers, employees and consultants of the Company and its subsidiaries.

ARTICLE 2

EFFECTIVE DATE

2.1 Effective Date.

The Plan will become effective on June 24, 2025, subject to approval by the shareholders of the Company. The Plan will be deemed to be approved by the shareholders if it receives the approval of the holders of a majority of the shares of stock of the Company in accordance with the applicable provisions of the Laws of the State of Nevada and the Bylaws of the Company. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan within twelve (12) months of June 24, 2026, any Award previously made pursuant to the Plan shall be automatically canceled without any further act.

ARTICLE 3

DEFINITIONS

3.1 Definitions.

When appearing in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1, unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, or Performance Share Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the committee of the Board described in Article 4.

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(f) “Company” means NetSol Technologies, Inc.

(g) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Such disability determination shall be made in accordance with Code section 22(e)(3).

(h) “Effective Date” has the meaning assigned such term in Section 2.1.

(i) “Fair Market Value” means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee.

(j) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(k) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(l) “Option” means a right granted to a Participant under the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(m) “Participant” means a person who, as a director, officer, employee or consultant of the Company or any of its subsidiaries, has been granted an Award under the Plan.

(n) “Performance Award” means a right granted to a Participant under Article 9 to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee (includes “Performance Shares” and “Performance Units”).

(o) “Performance Share” means a right granted to a Participant under Article 9 to receive shares of Company Stock, the payment of which is contingent upon achieving certain performance goals.

(p) “Performance Units” means a right granted to a Participant under Article 9 to receive units the value of which is equivalent to $1.00, the payment of which is contingent upon achieving certain performance goals.

(q) “Plan” means the NetSol Technologies, Inc. 2025 Equity Incentive Plan, as it may be amended from time to time.

(r) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(s) “Retirement” means a Participant’s termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company as provided in the Company’s policies or, if earlier, Social Security normal retirement age.

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(t) “Stock” means the NetSol Technologies, Inc. $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 12.

(u) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR and the grant price of the SAR, as determined pursuant to Article 8.

(v) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(w) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1 Committee.

The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of two or more members of the Board who are (i) “outside directors” as that term is used in Section 162 of the Code and the regulations promulgated thereunder, and (ii) “non-employee directors,” as such term is defined for purposes of Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

4.2 Action by the Committee.

For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting who are, at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 Authority of Committee.

The Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be granted, or the exercise price of an Award may be paid in (cash, Stock, other Awards, or other property), or an Award may be canceled, forfeited, or surrendered;

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(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

Decisions Binding.

The Committee is hereby granted discretionary authority to construe and interpret the provisions of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 Number of Shares.

Subject to adjustment as provided in Section 12.1, the aggregate number of shares of Stock reserved and available for Awards shall be 1,100,000.

5.2 Lapsed Awards.

To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

5.3 Stock Distributed.

Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 Limitation on Number of Shares Subject to Awards.

Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over any one calendar year period during the term of the Plan shall not exceed 500,000 in the aggregate.

ARTICLE 6

ELIGIBILITY

6.1 General.

 Awards may be granted only to individuals who are directors (including non-employee directors), officers or employees (including employees who also are directors or officers) of or consultants to the Company or to the Company’s subsidiaries, as determined by the Committee.

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ARTICLE 7

STOCK OPTIONS

7.1 General.

The Committee is authorized to grant Options to Participants in such amounts as it deems appropriate in its discretion and subject to such conditions and based on such criteria as it may deem advisable (including performance based criteria or conditions) consistent with the other terms of the Plan and the following:

(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee but shall not be less than the Fair Market Value as of the date of the grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

(e) Dividend Equivalents. Any Option may provide for the payment of dividend equivalents to the Participant on a current, deferred or contingent basis or may provide that Dividend Equivalents be credited against the option price. The right to Dividend Equivalents, if so provided, shall be evidenced in the Award Agreement. Any such right shall be structured in a manner that complies with Section 409A of the Code.

7.2 Incentive Stock Options.

The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Exercise Price. Subject to Section 7.2 (e) below, the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b) Exercise. Subject to Section 7.2(e) below, in no event may any Incentive Stock Option be exercisable for more than ten (10) years from the date of its grant.

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(c) Lapse of Option. An Option shall lapse under the following circumstances:

(1) A vested Option shall lapse according to the Stock Option Agreement entered into by the Participant and according to this Plan, provided, however, that vested Incentive Stock Options not exercised within three months after the Participant’s termination of employment shall be treated as Non-Qualified Stock Options as defined by the Code.

(2) If the Participant becomes disabled within the meaning of Disability under Section 3.1(g) of the Plan, then the Option will lapse twelve (12) months after employment ceased due to the Disability.

(3) If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3) or before its original expiration as indicated above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Options or shall die intestate, by the person or persons entitled to receive such Incentive Stock Options under the applicable laws of descent and distribution.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined at the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five (5) years after the date of grant.

(f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the original Effective Date (i.e., June 24, 2035).

(g) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h) Grants only to Employees. Incentive Stock Options may be granted only to employees of the Company.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 Grant of SARs.

The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive all or a percentage of:

(1) The Fair Market Value of one share of Stock on the date of exercise, minus,

(2) The grant price of the SAR as determined by the Committee. The grant price of the SAR shall not be less than the Fair Market Value of one share of Stock on the date of grant.

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(b) Tandem Awards. SARs may be granted alone or in tandem with options. If a SAR is granted in tandem with an option, the SAR may only be exercised at a time when the related option is exercisable and the difference between the Fair Market Value and the grant price is a positive number. The exercise of the tandem SAR requires the surrender of the related option for cancellation.

(c) Other Terms. All awards of SARs shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement. The grant of any SAR may include the right to Dividend Equivalents as described in Section 7.1(e).

ARTICLE 9

PERFORMANCE AWARDS

9.1 Grant of Performance Awards.

The Committee is authorized to grant Performance Awards to Participants on such terms and conditions as may be selected by the Committee (which may include Performance Criteria). The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant. All grants of Performance Awards shall be evidenced by an Award Agreement.

9.2 Right to Payment.

A grant of Performance Awards gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Awards are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3 Other Terms.

Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1 Grant of Restricted Stock.

The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 Issuance and Restrictions.

Restricted Stock shall be subject to such restrictions as the Committee may choose to impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. An award of Restricted Stock will provide the Participant with voting, dividend and other ownership rights provided in the Award Agreement.

10.3 Forfeiture.

Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock, that is at that time subject to restrictions, shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from any specified cause, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

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10.4 Certificates for Restricted Stock.

Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10A

DEFERRED SHARES

10A.1 Deferred Shares.

The Committee is authorized to make Awards of Deferred Shares to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Deferred Share Award shall entitle the Participant to receive Stock from the Company in the future in consideration for services performed during the Deferral Period. All services required of the Participant for receipt of the Deferred Share shall be evidenced by an Award Agreement.

10A.2 Deferral Period.

The “Deferral Period” means the time period mandated by the Award Agreement during which specified services are to be performed by the Participant that will merit receipt of the Deferred Shares.

10A.3 Other Conditions.

The Committee may authorize Dividend Equivalents, defined under Section 7.1(e), to be provided on or after the date of any grant under this Section. During the Deferral Period the Participant has no right to transfer any rights covered by the Award and no right to vote the Stock.

The grant of any Deferred Shares may require the payment of additional consideration. However, in no case shall the additional consideration exceed the Fair Market Value of the Shares on the date of grant.

ARTICLE 11

PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone, Tandem, and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Exchange Provisions.

The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 12.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

11.3 Term of Award.

The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

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11.4 Form of Payment for Awards.

Subject to the terms of the Plan, the Award Agreement or any applicable law, payments or transfers to be made by the Company on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

11.5 Limits on Transfer.

No right or interest of a Participant in any Award may be encumbered or pledged to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

11.6 Beneficiaries.

Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50 percent of the Participant’s interest in the Award shall not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.7 Stock Certificates.

All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

11.8 Acceleration Upon Death or Disability.

Notwithstanding any other provision in the Plan or any Participant’s Award Agreement to the contrary, upon the Participant’s death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall then lapse in accordance with the other provisions of the Plan and the Award Agreement unless the options have been exercised in full or in part within 60 days of death or disability. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.9 Acceleration Upon Certain Events.

In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another company is submitted to the shareholders of the Company for approval, or (iii) the Board approves any transaction or event that would constitute a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to become fully exercisable, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

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11.10 Performance Criteria.

Awards other than Options and SARs made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. For purposes of this Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary, division or other area of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), earnings before interest, taxes, depreciation, amortization and stock option expense (“EBITDASO”), and net earnings); (c) ethical conduct; (d) market share; (e) earnings per share; (f) growth in earnings or earnings per share; (g) stock price; (h) return on equity or average shareholders’ equity; (i) total shareholder return; (j) return on capital; (k) return on assets or net assets; (l) return on investment; (m) revenue; (n) income or net income; (o) operating income or net operating income; (p) operating profit or net operating profit; (q) operating margin; (r) return on operating revenue; (s) overhead or other expense reduction; (t) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (u) growth in shareholder value relative to the two-year moving average of the Dow Jones Industrial Average; (v) credit rating; (w) strategic plan development and implementation; (x) succession plan development and implementation; (y) retention of executive talent; (z) improvement in workforce diversity; (aa) return on average shareholders’ equity relative to the ten year treasury yield; (bb) capital resource management plan development and implementation; (cc) improved internal financial controls plan development and implementation; (dd) corporate tax savings; (ee) corporate cost of capital reduction; (ff) investor relations program development and implementation; (gg) corporate relations program development and implementation; (hh) executive performance plan development and implementation; and (ii) tax provision rate for financial statement purposes. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No Award (other than Options and SARs) that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

ARTICLE 12

CHANGES IN CAPITAL STRUCTURE

12.1 General.

In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event of any change in the number of outstanding shares of Stock, the maximum aggregate number of shares of Stock available for Awards shall be adjusted proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, stock split, reverse stock split, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged. The Committee shall make such adjustments to the aggregate purchase price for the shares then subject to each Award as it deems necessary or advisable to put Participants in the same relative position after such change in capital structure as before such change.

ARTICLE 13

AMENDMENT, MODIFICATION AND TERMINATION

13.1 Amendment, Modification and Termination.

With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that no amendment of the Plan may be made without approval of the shareholders of the Company as may be required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange or automated quotation system on which the Stock is listed or reported.

13.2 Awards Previously Granted.

No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

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ARTICLE 14

GENERAL PROVISIONS

14.1 No Rights to Awards.

No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

14.2 No shareholder Rights.

No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

14.3 Withholding.

The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

14.4 No Right to Employment.

Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

14.5 Unfunded Status of Awards.

The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.

14.6 Indemnification.

To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bylaws of the Company or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company.

14.8 Expenses.

The expenses of administering the Plan shall be borne by the Company.

14.9 Titles and Headings.

The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10 Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

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14.11 Fractional Shares.

No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

14.12 Securities Law Compliance.

With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under the Plan are intended to comply with Rule 16b-3(d) as transactions between the Company and its officers or directors. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.13 Government and Other Regulations.

The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.14 Governing Law.

To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the state of California.

NetSol Technologies, Inc.

/s/ Najeeb Ghauri
Najeeb Ghauri,
Chief Executive Officer

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NETSOL TECHNOLOGIES, INC.

1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain
1a. Najeeb Ghauri	☐	☐	☐
1b. Mark Caton	☐	☐	☐
1c. Malea Farsai	☐	☐	☐
1d. Syed Kausar Kazmi	☐	☐	☐
1e. Ian Smith	☐	☐	☐

The Board of Directors recommends you vote "FOR" on proposal 2; "FOR" on proposal 3; "FOR" on proposal 4; and "FOR" on proposal 5.	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation	☐	☐	☐
3. Ratification of Appointment of Fortune CPA, Inc. to serve as the Company's Independent Auditors for Fiscal Year 2025	☐	☐	☐
4. Approval of an Amendment to our Articles of Incorporation to increase the authorized shares of capital stock and common stock	☐	☐	☐
5. Approval of the 2025 Equity Incentive Plan	☐	☐	☐

NOTE: Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

PLEASE DATE AND SIGN BELOW exactly as your name appears on your Stock Certificate, indicating where appropriate, official position or representative capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date